Exhibit 99.2
IN THE CIRCUIT COURT OF THE 15TH JUDICIAL CIRCUIT
IN AND FOR PALM BEACH COUNTY, FLORIDA

DONEL DAVIDSON and KEITH CHIN, Derivatively on Behalf of NEXTERA ENERGY, INC.,

Plaintiffs,
v.

ERIC E. SILAGY, JAMES L. ROBO, SHERRY S. BARAT, JAMES L. CAMAREN, KENNETH B. DUNN, KIRK S. HACHIGIAN, NAREN K. GURSAHANEY, AMY B. LANE, DARRYL L. WILSON, DAVID L. PORGES, RUDY E. SCHUPP, JOHN L. SKOLDS, and LYNN M. UTTER,

Defendants,
-and-

NEXTERA ENERGY, INC., a Florida corporation,

Nominal Defendant.
) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) )	Case No. 50-2023-CA-012434-XXXX-MB
REVISED STIPULATION AND AGREEMENT OF SETTLEMENT
This Revised Stipulation and Agreement of Settlement dated July 29, 2026, (the “Stipulation”), replaces the original Stipulation of Settlement dated June 11, 2026, is made and entered into by and among the following Settling Parties, each by and through his, her, or its undersigned attorneys: (i) plaintiffs Donel Davidson and Keith Chin in the above-captioned shareholder derivative action brought on behalf of NextEra Energy, Inc. (“NEE” or the “Company”), titled Davidson, et al. v. Silagy, et al., Case No. 50-2023-CA-012434-XXXX-MB; (ii) plaintiff Judith Davis in the shareholder derivative action titled Davis v. Ketchum, et al., 50-2024-CA-002863-XXX-AMB; (iii) plaintiff Mark Worrell in the shareholder direct and derivative action titled Worrell v. Ketchum, et al., Case No. 50-2025-CA-004364-XXX-AMB; (iv) plaintiff Jeff Kusmierski in the shareholder derivative action titled Kusmierski v. Ketchum, et

al., Case No. 1:24-cv-22533-JB (S.D. Fla.); (v) plaintiffs Sara Lewis and James Lewis in the shareholder derivative action titled Lewis, et al. v. Ketchum, et al., Case No. 23-61974 (S.D. Fla.) (consolidated into Lamborn v. Ketchum, Case No. 23-81471 (S.D. Fla.)); (vi) plaintiff Jennifer Yates in the shareholder derivative action titled Yates v. Ketchum, et al., Case No. 9:26-cv-80378-AMC (S.D. Fla.); (vii) shareholders Alberto Fumi, John Rosendahl, Albert Deckter, and David Hamilton, who each has a pending litigation demand and/or inspection demand under Florida law to the Company;1 (viii) individual defendants Eric Silagy, James Robo, David P. Reuter, John W. Ketchum, Nicole S. Arnaboldi, Sherry S. Barrat, James L. Camaren, Kenneth B. Dunn, Naren Gursahaney, Kirk S. Hachigian, Amy B. Lane, David Porges, John A. Stall, Darryl L. Wilson, Rudy E. Schupp, John L. Skolds, Lynn M. Utter, Charles E. Sieving, Mano Nazar, Dev Stahlkopf, Rebecca Kujawa, Armando Pimentel Jr., Toni Jennings, William H. Swanson, Hansel E. Tookes II, Daniel Martell, Pam Rauch, and Julie Holmes (collectively, the “Individual Defendants”); and (ix) nominal defendant NextEra Energy, Inc. (“NEE,” together with the Individual Defendants, the “Defendants”). Settling Shareholders (as defined below) and Defendants are collectively referred to herein as the “Settling Parties.”
This Stipulation, subject to the approval of the Court, is intended by the Settling Parties to fully, finally, and forever compromise, resolve, discharge, release, and settle the Released Claims (as defined herein), upon the terms and subject to the conditions set forth herein.
I.    DEFINITIONS
    As used in this Stipulation, in addition to the capitalized terms defined elsewhere herein, the following terms have the meanings specified below:
1 “Plaintiffs” refer to plaintiffs Donel Davidson, Keith Chin, Judith Davis, Jeff Kusmierski, Sara Lewis, James Lewis, Jennifer Yates, and Mark Worrell in the Derivative Actions (defined below). “Shareholders” refer to shareholders Alberto Fumi, John Rosendahl, Albert Deckter, and David Hamilton, who served pre-suit litigation and/or inspection demands under Florida law but do not have an action pending at this time. Collectively, Plaintiffs and Shareholders are referred to as “Settling Shareholders.”

(a)    “Cash Payment” means $15,500,000.00.
(b)    “Court” means the Circuit Court of the 15th Judicial Circuit in and for Palm Beach County, Florida.
(c)    “Current NEE Shareholders” mean any Person or Persons who are owners of NEE common stock as of the date of the execution of this Stipulation and who continue to hold common stock in NEE as of the date of the Settlement Hearing, excluding the Individual Defendants, the current officers and directors of NEE, members of their immediate families, and their legal representatives, heirs, successors, or assigns, and any entity in which any of the Individual Defendants has or had a controlling interest.
(d)    “Demands” mean collectively: (i) shareholder Alberto Fumi’s inspection demands on the Company pursuant to Fla. Stat. § 607.1602 and § 607.1603, dated August 1, 2023 and December 20, 2023, and litigation demand on the Company dated March 14, 2024; (ii) shareholder Ross Weintraub’s litigation demand dated November 8, 2023, which shareholder Albert Deckter adopted on April 24, 2026; (iii) shareholder John Rosendahl’s litigation demands dated June 20, 2023 and October 2, 2025, and demand for corporate books and records pursuant to Fla. Stat § 607.1602 and 607.1603 dated October 8, 2025 and Rosendahl v. Ketchum et al. Case No. 9:25-cv-80555-EA (S.D. Fla.); (iv) plaintiff Davis’s inspection demand on the Company pursuant to Fla. State. §607.1602, dated October 23, 2023; (v) plaintiff Kusmierski’s inspection demand on the Company pursuant to Fla. State. §607.1602, dated December 19, 2022; (vi) shareholder David Hamilton’s litigation demand on the Company dated April 15, 2026; and (vii) plaintiff Worrell’s litigation demand dated October 26, 2023.
(e)    “Derivative Actions” refer collectively to the Florida State Actions and the Florida Federal Actions.

(f)    “Derivative Matters” refer collectively to the Derivative Actions and the Demands.
(g)    “Effective Date” means the date by which all of the events and conditions specified in paragraph VI.6.1 herein have been met and have occurred.
(h)    “Fee and Expense Amount” has the meaning ascribed to it in paragraph VI.4.1 below.
(i)    “Final” means the time when a Judgment that has not been reversed, vacated, or modified in any way is no longer subject to appellate review, either because of disposition on appeal and conclusion of the appellate process or because of passage of time for seeking appellate review without action. More specifically, it is that situation when: (i) no appeal has been filed and the time has passed for any notice of appeal to be timely filed from the Judgment; (ii) if an appeal has been filed, the court of appeal has either affirmed the Judgment or dismissed that appeal and the time for any reconsideration or further appellate review has passed; or (iii) a higher court has granted further appellate review and that court has either affirmed the underlying Judgment or affirmed the court of appeal’s decision affirming the Judgment or dismissing the appeal, and the time for any reconsideration or further appellate review has passed. For purposes of this paragraph, an “appeal” shall not include any appeal challenging the approval of the Fee and Expense Amount or the payment of service awards to the Settling Shareholders, which service awards shall be paid solely from the Fee and Expense Amount). Any proceeding or order, or any appeal or petition for review pertaining solely to approval of any Fee and Expense Amount or the payment of service awards to the Settling Shareholders, shall not in any way delay or preclude the Judgment from becoming Final. Any reference to the “Finality” of the Settlement shall incorporate the definition of Final in this paragraph.

(j)    “Florida Federal Actions” mean: (i) Lewis, et al. v. Ketchum, et al., Case No. 23-61974 (S.D. Fla.) and the consolidated action, Lamborn v. Ketchum, et al., Lead Case No. 23-8147 (S.D. Fla.) (the “Consolidated Federal Derivative Action”); (ii) Kusmierski v. Ketchum, et al., Case No. 24-cv-22533-JB (S.D. Fla.) and inspection demand on the Company pursuant to Fla. Stat. §607.1602, dated December 19, 2022 (“Kusmierski Action”); and (iii) Yates v. Ketchum, et al., Case No. 9:26-cv-80378-AMC (S.D. Fla.).
(k)    “Florida State Actions” mean: (i) Davidson, et al., v. Silagy, et al., Case No. 50-2023-CA-012434-XXXX-MB (Fla. 15th Cir. Ct.) (“Davidson Action”); (ii) Davis v. Ketchum, et al., Case No. 50-2024-CA-002863-XXX-AMB (Fla. 15th Cir. Ct.) and inspection demand on the Company pursuant to Fla. Stat. § 607.1602, dated October 23, 2023 (“Davis Action”); and (iii) Worrell v. Ketchum, Case No. 50-2025-CA-004364-XXX-AMB (“Worrell Action”) and litigation demand dated October 26, 2023.
(l)    “Judgment” means the approval order to be rendered by the Court, substantially in the form of Exhibit C attached hereto.
(m)    “Notice” means the Notice of Pendency and Proposed Settlement of Derivative Actions, substantially in the form of Exhibit B-1 attached hereto.
(n)    “Person” or “Persons” means an individual, corporation, limited liability corporation, professional corporation, partnership, limited partnership, limited liability partnership, association, joint venture, joint-stock company, estate, legal representative, trust, unincorporated association, government, or any political subdivision or agency thereof, or any other business or legal entity.
(o)    “Plaintiffs” refer collectively to Donel Davidson, Keith Chin, Judith Davis, Jeff Kusmierski, Sara Lewis, James Lewis, Mark Worrell, and Jennifer Yates.

(p)    “Notice and Scheduling Order” means the proposed order to be entered by the Court, substantially in the form of Exhibit B attached hereto, including, among other things, directing that Notice be provided to Current NEE Shareholders, and scheduling a Settlement Hearing to consider whether the Settlement and the Fee and Expense Amount should be approved and whether the Judgment should be entered.
(q)    “Governance Reforms” mean the corporate governance measures that the Company shall adopt, implement or maintain pursuant to and in accordance with this Stipulation that form part of the Settlement, as set forth in Exhibit A attached hereto.
(r)    “Related Persons” mean: (i) with regard to any individual, his or her respective spouses, marital communities, immediate family members, heirs, executors, personal representatives, estates, administrators, insurers, reinsurers, trusts, beneficiaries, distributees, foundations, agents, employees, fiduciaries, partners, partnerships, general or limited partners of partnerships, joint ventures, member firms, limited liability companies, corporations, predecessors, successors, and assigns or other individual or entity in which such individual has a controlling interest, and each and all of their respective past and present officers, directors, employees, agents, affiliates, parents, subsidiaries, divisions, attorneys, accountants, auditors, advisors, heirs, executors, personal representatives, estates, administrators, trusts, predecessors, successors, assigns, financial or investment advisors, consultants, investment bankers, entities providing any fairness opinion, underwriters, brokers, dealers, lenders, and commercial bankers; and (ii) with regard to any entity (i.e., non-individual), its respective past or present agents, officers, directors, attorneys, accountants, auditors, insurers, reinsurers, advisors, consultants, partners, controlling shareholders, joint venturers, fiduciaries, partners, partnerships, general or limited partners of partnerships, joint ventures, member firms, limited liability companies, corporations, related or affiliated entities, employees, affiliates, predecessors, successors, parents, subsidiaries, and assigns.
(s)    “Released Claims” means, collectively, the Released Defendant Claims and the Released Shareholder Claims.
(t)    “Released Defendant Claims” means any and all claims, rights, demands, suits, matters, causes of action, or liabilities, whether known or unknown and whether arising out of federal, state, or local law, that Defendants have or could have asserted against the Released Shareholder Persons or their counsel, arising out of or based upon, directly or indirectly, the institution, prosecution, or settlement of the claims asserted against Defendants, but excluding claims to enforce the Settlement Agreement.
(u)    “Released Defendant Persons” means, collectively, each and all of the Individual Defendants, NEE, and their respective attorneys, and each and all of their respective Related Persons.
(v)    “Released Persons” mean, collectively, the Released Defendant Persons and the Released Shareholder Persons. “Released Person” means, individually, any of the Released Persons.
(w)    “Released Shareholder Claims” mean any and all claims, rights, demands, suits, matters, causes of action, or liabilities, whether known or unknown and whether arising out of federal, state, or local law, that have been or could have been asserted on behalf of NEE by Settling Shareholders, NEE, or by any current NEE shareholder (in their capacity as shareholders of NEE) against the Individual Defendants and their Related Persons arising out of or based on the facts, transactions, events, occurrences, acts, disclosures, statements, omissions, or failures to act that were alleged in the Derivative Matters, but excluding: (1) claims to enforce the Settlement Agreement; (2) all claims, rights or obligations of NEE or the Individual Defendants regarding indemnification, advancement, contribution, or insurance or reinsurance matters; (3) all claims, rights, or obligations of NEE and any Individual Defendant who is or was an officer or employee of NEE or its subsidiaries arising under any employment agreements between NEE and those officers or employees; and (4) all claims, rights, or obligations under the Confirmation of Post-Retirement Covenants Agreement, dated as of January 23, 2023, belonging to NEE, the Company Group (as defined in that agreement), or Eric Silagy.
(x)    “Released Shareholder Persons” mean each and all of the Settling Shareholders and their respective attorneys, and each and all of their respective Related Persons.
(y)    “Settlement” means the resolution of the Derivative Matters and the Released Claims in accordance with the terms and conditions set forth in this Stipulation.
(z)    “Settlement Consideration” means the consideration provided to NEE through the Settlement, which consists of: (i) the Cash Payment; and (ii) the Governance Reforms.
(aa)    “Settlement Hearing” means a hearing to be held by the Court upon duly-given notice to review this Stipulation and its exhibits, as well as the agreed-to Fee and Expense Amount, including any service awards to be paid solely out of the Fee and Expense Amount, and to determine whether the Settlement should be approved, whether the Fee and Expense Amount, including any service awards to be paid solely out of the Fee and Expense Amount, should be approved, and whether the Judgment should be entered.
(bb)    “Settling Shareholders” refer collectively to Plaintiffs and Shareholders.
(cc)    “Settling Shareholders’ Counsel” refer collectively to Robbins LLP; Saxena White, P.A.; Rigrodsky Law, P.A.; Rosca Scarlato LLC; The Brown Law Firm, P.C.; SteinLaw Florida, PLLC; Scott +Scott Attorneys at Law LLP; The Rosen Law Firm, P.A; Johnson Fistel, PLLP; Hynes & Hernandez, LLC; Squitieri & Fearon, LLP; Moore Law PLLC; and Schubert Jonckheer & Kolbe LLP.

(dd)    “Settling Shareholders’ Designated Counsel” refers to David L. Wales of Saxena White P.A.
(ee)    “Shareholders” refer to Alberto Fumi, John Rosendahl, Albert Deckter, and David Hamilton.
(ff)    “Summary Notice” means the Summary Notice of Pendency and Proposed Settlement of Derivative Actions, substantially in the form of Exhibit B-2 attached hereto.
(gg)    “Unknown Claims” mean any and all Released Claims that any of the Settling Parties or any NEE Shareholder does not know of or suspect to exist in his, her, or its favor at the time of the release of such claims, including claims that, if known by him, her, or it, might have affected his, her, or its decision to settle or the terms of his, her, or its settlement with and releases provided to the other Settling Parties, or might have affected his, her, or its decision whether to object to this Settlement. With respect to any and all Released Claims, the Settling Parties stipulate and agree that, upon the Effective Date, the Settling Parties shall expressly waive and relinquish, and, with respect to Released Shareholder Claims that could have been asserted derivatively on behalf of the Company, all other NEE Shareholders by operation of the Judgment shall have expressly waived and relinquished to the fullest extent permitted by law, the provisions, rights, and benefits of California Civil Code § 1542, and any other law of the United States or any state or territory of the United States, or principle of common law that is similar, comparable, or equivalent to Section 1542, which provides:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

The Settling Parties and each NEE Shareholder acknowledge that they may hereafter discover facts in addition to or different from those which he, she, or it now knows or believes to be true with respect to the subject matter of the Released Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, which now exist, or heretofore have existed upon any theory of law or equity, but the Settling Parties and each other NEE Shareholder derivatively on behalf of the Company shall expressly, fully, finally and forever settle and release, and upon the Effective Date and by operation of the Judgment shall have settled and released, fully, finally, and forever, any and all Released Claims as applicable without regard to the subsequent discovery or existence of such different or additional facts. The Settling Parties acknowledge, and the NEE Shareholders shall be deemed by operation of the Judgment to have acknowledged, that the foregoing waiver was separately bargained for and is a key element of the Settlement of which this release is a part.
II.    PROCEDURAL BACKGROUND
A.    The Florida State Derivative Actions
1.    Davidson Action
On July 28, 2023, Donel Davidson and Keith Chin filed their shareholder derivative complaint on behalf of NEE in the 15th Judicial Circuit for Palm Beach County, Florida. On December 1, 2023, NEE and the Individual Defendants filed motions to stay the Davidson Action pending resolution of a related securities class action titled Jastram v. NextEra Energy, Inc., et al., No. 23-cv-80833 (S.D. Fla.) (“Securities Class Action”), and in the alternative to dismiss. Thereafter, the parties entered into a stipulation to temporarily stay the Davidson Action, which the Court granted on February 20, 2024.
Pursuant to the parties’ stipulation to stay the Davidson Action, while the Davidson Action was stayed, the plaintiffs continued discovery efforts, received and reviewed non-public

Company documents related to the alleged wrongdoing, monitored the progress of the Securities Class Action pursuant to the terms of the stay, and provided written status updates to the Court every 6 months.
2.    Davis Action
On October 24, 2023, Judith Davis served a demand to inspect NEE’s books and records pursuant to Fla. Stat. Ch. 607.1602(2). On January 8, 2024, Davis filed a response to the Individual Defendants’ motions to dismiss or stay in the Davidson Action, requesting a stay of those proceedings pending completion of her books and records investigation. Thereafter, NEE produced more than 1,500 pages of responsive documents to Davis pursuant to a confidentiality agreement. On March 27, 2024, following review of the documents and completion of the books and records investigation, Davis filed her unredacted shareholder derivative complaint on behalf of NEE under seal in the 15th Judicial Circuit for Palm Beach County, Florida. Citing the confidential books and records in support, the complaint in the Davis Action alleges demand on NEE’s board is futile. Thereafter, the parties entered into a stipulation to temporarily stay the Davis Action pending resolution of the related Securities Class Action, which the Court granted on July 26, 2024. Pursuant to the parties’ stipulation to stay the Davis Action, Davis committed Defendants to a series of ongoing obligations, including with respect to document productions and mediation during the stay.
3.    Worrell Action
On October 26, 2023, Mark Worrell, through his counsel, served a shareholder litigation demand on NEE’s Board to take action against certain officers and directors of NEE for alleged wrongdoing described therein in accordance with Fla. Stat. §607.0742. Among other things, Worrell demanded that the Board commence a civil action against each allegedly responsible individual in order to recover damages for the alleged harm sustained by the Company and cause NEE to adopt corporate governance improvements immediately.
Following correspondence between Worrell’s counsel and counsel for NEE on the Board’s behalf between November 7, 2023 and January 24, 2024, Worrell entered into a written agreement to temporarily hold his demand in abeyance pending certain triggering events (the “Agreement”). The Agreement included specified terms, including that NEE would produce certain documents to Worrell during the pendency of the abeyance period and include Worrell in certain mediation and/or settlement discussions.
According to the Worrell complaint, on October 1, 2024, the Board, through its counsel, rejected Worrell’s demand, requesting Worrell to withdraw it solely due to dismissal of the related Securities Class Action. On May 4, 2025, allegedly consistent with Florida law, Worrell initiated the Worrell Action, bringing derivative claims for breach of fiduciary duties, unjust enrichment, abuse of control, gross mismanagement and waste of corporate assets, which served as the foundation for his litigation demand, and alleging that the Board improperly rejected his demand. Separately, Worrell brought a direct claim against NEE for breach of contract for asserted breaches of the Agreement.
On June 1, 2025, the parties to the Worrell Action agreed to a stay pending the resolution of certain settlement discussions that involve or relate to the claims made in the Worrell Action, which was ordered by the Court on June 2, 2025. Pursuant to the parties’ agreement and the Court’s order, the parties submitted regular status reports to the Court every 60 days thereafter until March 13, 2026.
On April 2, 2026, the Court sua sponte lifted the stay, changing the status of the Worrell Action from inactive to active and setting a calendar call for January 22, 2027.

On May 12, 2026, the Court entered an Order Directing Defendants to File Responsive Pleading within twenty (20) days, or June 1, 2026.
B.    The Florida Federal Derivative Actions
1.    Consolidated Federal Derivative Action
On October 17, 2023, following an investigation conducted by and through their counsel, which investigation included, among other things, a review of the publicly available documents regarding NEE, Sara Lewis and James Lewis filed a verified shareholder derivative complaint in the United States District Court for the Southern District of Florida “SDFL”). The Lewis Action alleges that demand on NEE’s board is futile.
On November 7, 2023, Amy Lamborn filed a shareholder derivative complaint in the SDFL, also alleging that demand on NEE’s board is futile. On January 18, 2024, the Lewis Action was consolidated with the Lamborn Action, and SteinLaw Florida PLLC and Morris Kandinov were appointed co-lead counsel in the Consolidated Federal Derivative Action.
Thereafter, the parties in the Consolidated Federal Derivative Action negotiated and entered into a stipulation to temporarily stay the action pending resolution of the related Securities Class Action, which the Court granted on January 23, 2024. Pursuant to the parties’ stipulation to stay the Consolidated Federal Derivative Action, the parties committed Defendants to a series of ongoing obligations, including production of certain non-public documents and attendance at any mediation during the stay. Plaintiffs also continued to review information regarding the allegations in the complaints, monitored the status of the Securities Class Action, and updated the Federal court accordingly. On February 8, 2026, Amy Lamborn voluntarily dismissed her claims only.

2.    Kusmierski Action
On December 19, 2022, Jeff Kusmierski served his demand to inspect NEE’s books and records pursuant to Fla. Stat. Ch. 607.1602. After meeting and conferring with counsel for NEE and entering into a confidentiality agreement, NEE produced more than 1,500 pages of responsive nonpublic NEE books and records to Kusmierski between August 2023 and May 2024. On July 2, 2024, based in part on the review of those books and records as well as his counsel’s independent investigation, Kusmierski filed his shareholder derivative complaint on behalf of NEE under seal in the SDFL. On July 25, 2024, the parties stipulated to a stay of the action pending settlement or final dismissal of the related Securities Action. The stipulation, granted by the court on July 26, 2024, obligated NEE regarding notification, document production, and efforts to compromise related claims. On February 21, 2025, as permitted by the stay order, Kusmierski filed an amended complaint in his action, adding allegations regarding additional related conduct by NEE. The parties have filed periodic status reports with the court..
3.    Yates Action
On April 3, 2026, following an investigation conducted by and through her counsel, which investigation included, among other things, a review of the publicly available documents regarding NEE, Jennifer Yates filed a verified shareholder derivative complaint in SDFL. The Yates Action alleges that demand on NEE’s board is futile.
C.    The Demands
1.    Fumi’s Inspection and Litigation Demands
On August 1, 2023, Alberto Fumi (“Fumi”) served the first inspection demand on NEE. On October 5, 2023, Fumi and NEE entered into a mutually agreeable non-disclosure agreement governing documents to be produced in response to Fumi’s first inspection demand. NEE thereafter produced certain documents in response to Fumi’s first inspection demand on October

20, 2023 and November 20, 2023, which Fumi reviewed. Thereafter, Fumi sent a second inspection demand to the Company on December 20, 2023 (together with the August 1, 2023 inspection demand, the “Fumi Inspection Demands”).
On March 14, 2024, following review of the materials produced by the Company in response to the Fumi Inspection Demands, which included more than 1,500 pages of responsive nonpublic NEE books and records and a privilege log, Fumi served a litigation demand on NEE’s Board demanding investigation into certain of NEE’s fiduciaries’ alleged misconduct relating to the alleged illegal political activities involving NEE’s primary subsidiary Florida Power & Light Co. and alleged related misstatements.
On August 14, 2024, Fumi and NEE entered into a deferral agreement deferring all deadlines relating to Fumi’s litigation demand pending certain developments in the Securities Class Action, including the date of entry of an order granting defendants’ motion to dismiss without leave to amend, in exchange for, among other things, the production of certain additional documents by NEE to Fumi and an invitation to participate in mediation in the Securities Class Action or any related derivative actions.
    On September 27, 2024, the District Court dismissed the Securities Class Action without leave to amend, thereby automatically lifting the deferral of Fumi’s litigation demand. Following dismissal of the Securities Class Action and class plaintiffs’ notice of appeal, Fumi and counsel for the Company agreed to continue the stay of the Board’s investigation of Fumi’s litigation demand pending the appeal of the Securities Class Action.
Deckter Shareholder Demand
On November 8, 2023, Ross Weintraub (“Weintraub”), through his counsel, served a shareholder litigation demand on NEE’s Board, demanding that the Board investigate the alleged wrongdoing described in the demand; and (ii) bring all appropriate legal action against any offending officer, director, or other person or entity who is found to have committed or participated in the wrongdoing described in the demand. Weintraub also demanded that the Board correct the alleged deficiencies in the Company’s internal controls that allegedly allowed the misconduct to occur.
On December 21, 2023, Weintraub and the Company agreed to stay the Board’s investigation of Weintraub’s litigation demand until the entry of an order resolving the motion to dismiss filed in the Securities Class Action. During the stay, and upon the execution of a confidentiality agreement, Weintraub received the confidential documents from the Company that were produced in response to inspection demands made by NEE shareholders. Counsel for Weintraub reviewed those documents. Upon the dismissal of the Securities Class Action and the class plaintiffs’ appeal of the decision, Weintraub agreed to a continued stay of the Board’s investigation of his litigation demand pending the appeal in the Securities Class Action.
On April 24, 2026, counsel for Weintraub informed the Company that Deckter, a current and longtime shareholder of NEE, adopts and incorporates the demand of Weintraub.
2.    Rosendahl Inspection and Litigation Demands and Action
On June 20, 2023, John Rosendahl (“Rosendahl”), through his counsel, served a shareholder litigation demand on NEE’s Board, demanding that the Board: (i) investigate the alleged wrongdoing described in the demand; and (ii) bring all appropriate legal action against any offending officer, director, or other person or entity who is found to have committed or participated in the alleged wrongdoing described in the demand. Rosendahl also demanded that the Board correct the alleged deficiencies in the Company’s internal controls that allegedly allowed the misconduct to occur.
On July 26, 2023, Rosendahl and the Company agreed to stay the Board’s investigation of Rosendahl’s litigation demand until the earlier of (i) the date any defendant files an answer in the pending action; (ii) the date any governmental authority initiates a lawsuit against any defendant named in the pending action; or (iii) nine months from the date of execution of this agreement (the “Stay”). During the stay, and upon the execution of a confidentiality agreement, Rosendahl received the confidential documents from the Company that were produced in response to inspection demands made by NEE shareholders. Counsel for Rosendahl reviewed those documents.
According to the Rosendahl complaint, upon the purported expiration of the stay, Rosendahl filed a shareholder derivative action on behalf of NEE captioned Rosendahl v. Ketchum et al., Case No. 9:25-cv-80555-EA (S.D. Fla.). Defendants moved to dismiss the operative complaint. Rosendahl purported to voluntarily dismiss his case with a Notice of Voluntary Dismissal Without Prejudice before an answer or a motion for summary judgment was filed by any defendant. ECF No. 38. The court entered an order dated October 3, 2025 to “CLOSE THIS CASE. All pending motions are DENIED AS MOOT and all deadlines are terminated.” Rosendahl Action, ECF No. 40.
On October 2, 2025 Rosendahl, through his counsel, served a shareholder litigation demand on NEE’s Board, demanding that the Board (i) investigate the alleged wrongdoing described in the demand; and (ii) bring all appropriate legal action against any offending officer, director, or other person or entity who is found to have committed or participated in the alleged wrongdoing described in the demand. Rosendahl also demanded that the Board correct the alleged deficiencies in the Company’s internal controls that allegedly allowed the misconduct to occur.
On October 8, 2025, Rosendahl, through his counsel, served a demand for corporate books and records on NEE pursuant to Fla. Stat § 607.1602 and 607.1603.

3.    Hamilton Demand
On April 15, 2026, David Hamilton (“Hamilton”), through his counsel, served a shareholder litigation demand on NEE’s Board pursuant to Fla. Stat. §§ 607.07401 et. seq. Hamilton asserted that certain officers and directors of NEE breached their fiduciary duties by:
(i) causing or permitting the Company to violate applicable law; (ii) failing to implement and/or oversee adequate internal controls at NEE to ensure lawful activity and compliance; and
(iii) wasting corporate assets through abusive and unlawful practices. Hamilton demanded that the Board: (i) investigate the alleged wrongdoing described in the demand; and (ii) bring all appropriate legal action against any offending officer, director, or other person or entity who is found to have committed or participated in the alleged wrongdoing described in the demand. Hamilton also demanded that the Board correct the alleged deficiencies in the Company’s internal controls that allegedly allowed the misconduct to occur.
D.    The Securities Class Action
The Securities Class Action was filed in the SDFL on May 26, 2023. On September 27, 2024, the Securities Class Action was dismissed. On November 26, 2025, the United States Court of Appeals for the Eleventh Circuit reversed the dismissal and remanded the case to the District Court for further proceedings. Thereafter, the parties to the Securities Class Action reached an agreement in principle to settle the action, and the parties are currently preparing documentation to memorialize the settlement and seek court approval.
E.    Settlement Negotiations and Mediation
On May 7, 2025, the Settling Parties attended a full-day, in-person mediation overseen by mediator Jed D. Melnick, Esq. of JAMS, a nationally reputed mediator. In advance of the Mediation, the Settling Shareholders prepared and presented a detailed mediation statement, along with a detailed settlement demand that included a corporate governance proposal. Despite good-faith efforts, the Settling Parties did not reach a settlement. Following this first mediation, the Settling Parties continued negotiations with the assistance of Mr. Melnick, and while some progress was made, those negotiations were ultimately unsuccessful.
On April 13, 2026, the Settling Parties participated in a second mediation overseen by the Honorable Layn R. Phillips (Fmr.) of Phillips ADR Enterprises (“Mediator Phillips”) and his team, including Ms. Niki Mendoza, Esq. (“Mediators”), each of whom are nationally recognized neutrals with extensive experience mediating complex derivative actions. Progress was made during the mediation, although it did not culminate in a settlement at that time. Following the mediation, the Settling Parties continued their settlement negotiations with the oversight and assistance of the Mediators, which included the additional exchange of proposals and counter proposals. Ultimately, the Settling Parties accepted a double-blind Mediators’ proposal dated May 1, 2026, and reached an agreement in principle on the material terms of the Settlement, including the Cash Payment and the Governance Reforms that NEE would adopt, implement or maintain as consideration for the Settlement.
Following the Settling Parties’ agreement in principle on the substantive terms of the settlement, the Settling Parties separately negotiated an appropriate amount of attorneys’ fees and expenses to be paid to Settling Shareholders’ Counsel, commensurate with the value of the Settlement benefits to be conferred on NEE and its shareholders by the Cash Payment and Governance Reforms, respectively. The negotiations concerning attorneys’ fees were also facilitated and supervised by the Mediators. Following several exchanges through the Mediators, on May 8, 2026, the Settling Parties accepted a double-blind Mediators’ proposal, agreeing on the Fee and Expense Amount in the amount of $5.75 million, subject to Court approval.

Effective May 8, 2026, the Settling Parties executed a formal Term Sheet documenting the material terms of the Settlement. Thereafter, the Settling Parties finalized the formal operative terms of the Settlement as set forth in this Stipulation.
III.    SETTLING SHAREHOLDERS’ CLAIMS AND THE BENEFITS OF SETTLEMENT
Settling Shareholders’ Counsel believe the claims raised in the Derivative Matters have merit and that their investigations support the claims asserted. Without conceding the merit of any of the Defendants’ defenses, and in light of the benefits of the Settlement as well as to avoid the potentially protracted time, expense, and uncertainty associated with continued litigation, including potential trial(s) and appeal(s), Settling Shareholders and Settling Shareholders’ Counsel have concluded that it is desirable that the Derivative Matters be fully and finally settled in the manner and upon the terms and conditions set forth in this Stipulation. Settling Shareholders and Settling Shareholders’ Counsel recognize the significant risk, expense, and length of continued proceedings necessary to prosecute the Derivative Matters against Defendants through trial(s) and through possible appeal(s). Settling Shareholders’ Counsel have also taken into account the uncertain outcome and the risk of any litigation, especially complex litigation such as would be entailed by the Derivative Matters, the difficulties and delays inherent in such litigation, the cost to NEE—on behalf of which Settling Shareholders filed the Derivative Actions and/or served the Demands—and distraction to management of NEE that would result from extended litigation.
Settling Shareholders’ Counsel have conducted an extensive investigation and analysis, including, inter alia: (i) reviewing confidential internal corporate documents produced by NEE; (ii) reviewing and analyzing NEE’s press releases, public statements, and filings with the U.S. Securities and Exchange Commission; (iii) reviewing and analyzing securities analysts’ reports and advisories and media reports about the Company; (iv) reviewing and analyzing the pleadings and orders and other proceedings in regulatory and civil actions involving NEE and the allegations raised in the Derivative Matters; (v) researching the applicable law with respect to the claims alleged and the potential defenses thereto; (vi) preparing the Demands and preparing and filing the complaints in the Derivative Matters; (vii) researching and evaluating factual and legal issues relevant to the claims; (viii) engaging in settlement negotiations with Defendants’ counsel regarding the specific facts and perceived strengths and weaknesses of the Derivative Matters, and other issues in an effort to facilitate negotiations; (ix) researching the Company’s corporate governance structure in connection with settlement efforts; (x) preparing comprehensive settlement demands and modified demands over the course of the Settling Parties’ settlement negotiations; (xi) drafting mediation submissions; (xii) participating in the full-day mediations and ongoing settlement negotiations; and (xiii) negotiating and drafting this comprehensive Stipulation.
Based on Settling Shareholders’ Counsel’s thorough review and analysis of the relevant facts, allegations, defenses, and controlling legal principles, Settling Shareholders’ Counsel believe that the Settlement set forth in this Stipulation is fair, reasonable, and adequate, and confers substantial benefits upon NEE and its shareholders. Based on their evaluation, and in light of the substantial benefits conferred upon NEE and its shareholders as a result of the Settlement, Settling Shareholders and Settling Shareholders’ Counsel have determined that the Settlement is in the best interests of NEE and have agreed to settle the Derivative Matters upon the terms and subject to the conditions set forth herein.
Pursuant to the terms set forth below, this Stipulation (including the exhibits hereto) shall in no event be construed as, or deemed to be evidence of, an admission or concession by the Settling Shareholders of any infirmity in any of the claims or allegations asserted in the

Derivative Matters, or an admission or concession that any of the Defendants’ defenses to liability or damages had any merit.
IV.    DEFENDANTS’ DENIALS OF WRONGDOING AND LIABILITY
Each of the Individual Defendants denied and continues to deny that he or she has committed or attempted to commit any violations of law, any breaches of fiduciary duty owed to NEE, or any wrongdoing whatsoever, and expressly maintains that, at all relevant times, he or she acted in good faith and in a manner that he or she reasonably believed to be in the best interests of NEE and its shareholders. Each of the Individual Defendants likewise deny all of the allegations made by the Settling Shareholders in the Derivative Matters, including those related to any alleged damages or harm to the Company and/or shareholders as a result of any act, omission, or conduct by the Individual Defendants as alleged in the Derivative Matters or otherwise. In addition, the Individual Defendants maintain that they have meritorious defenses to all claims alleged in the Derivative Matters, including allegations related to standing, demand futility, demand refusal or otherwise.
Defendants are entering into this Settlement for the benefit of NEE and to eliminate the uncertainty, distraction, disruption, burden, risk, and expense of further litigation. Pursuant to the terms set forth below, this Stipulation (including the exhibits hereto) shall in no event be construed as, or deemed to be evidence of, an admission or concession by the Individual Defendants with respect to any claim of fault, liability, wrongdoing, or damage or any defect in the defenses that Individual Defendants have, or could have, asserted.
V.    ACKNOWLEDGEMENT OF CORPORATE BENEFIT
NEE agrees and acknowledges that: (i) Settling Shareholders’ respective demands, litigation, and settlement efforts in the Derivative Matters are the cause of the Settlement; and (ii) the Settlement is fair, reasonable, and in the best interests of the Company and its shareholders.

VI.    TERMS OF STIPULATION AND AGREEMENT OF SETTLEMENT
NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED, by and among the Settling Shareholders (for themselves and derivatively on behalf of NEE), the Individual Defendants, and NEE, each by and through their respective attorneys of record, that in exchange for the consideration set forth below and the benefits flowing to the Settling Parties from the Settlement, and subject to the approval of the Court, the Derivative Matters and the Released Claims shall be fully, finally, and forever compromised, settled, discharged, relinquished, and released, and each of the Derivative Actions shall be dismissed with prejudice, and each of the Demands withdrawn, as to all Defendants and claims, and with full preclusive effect as to all Settling Parties, upon and subject to the terms and conditions of the Stipulation, as set forth below.
1.    Settlement Consideration
1.1    Cash Payment: In consideration of the Settlement and the releases provided under the Settlement, within twenty (20) business days of entry of the Notice and Scheduling Order the Individual Defendants shall have their D&O insurance carriers pay the amount of $15.5 million to NEE. The Cash Payment shall be made via deposit into an interest-bearing escrow account controlled by Settling Shareholders’ Designated Counsel (the “Account”); provided, so long as within forty-eight (48) hours of the entry of such Notice and Scheduling Order, Settling Shareholders’ Designated Counsel shall provide NEE’s counsel written payment and wire instructions, shall complete form verification as reasonably required by insurers (if such form verification is provided to designated counsel in a timely fashion), and a signed W-9 reflecting a valid taxpayer identification number for the Account into which the Cash Payment is to be deposited. The Cash Payment and all interest thereon, minus the Fee and Expense Amount approved by the Court and reasonable expenses for the Account (such as accounting fees and taxes paid), will be released from escrow to NEE within 14 calendar days after the Effective Date discussed in paragraph VI.6.1. It is the intent of the Settling Parties that the Individual Defendants’ D&O insurance carriers, not NEE or any Individual Defendant, will pay for the Cash Payment on behalf of the Individual Defendants and that no Individual Defendant will have any obligation to make any payment whatsoever.
1..2    Governance Reforms: In consideration of the Settlement and the releases provided under the Settlement, and subject to the terms and conditions of this Stipulation, the Settling Parties agree that within forty-five (45) calendar days of the Effective Date, NEE’s Board shall adopt, implement or maintain the Governance Reforms set forth in Exhibit A for a period of no less than four (4) years and be responsible for overseeing the Company’s implementation, funding, maintenance, and operation thereof during such period.
2.    Procedure for Implementing the Settlement
2.1    Promptly upon execution of this Stipulation of Settlement, counsel for plaintiffs in the Davidson Action shall submit the Stipulation together with its exhibits to the Court and file a motion for entry of the Notice and Scheduling Order, requesting, among other things:
(i) approval of the method of providing notice to Current NEE Shareholders and approval of the forms of Notice and Summary Notice attached as Exhibits B-1 and B-2 hereto; and (ii) a date for the Settlement Hearing.
2.2    Within fourteen (14) calendar days of entry of the Notice and Scheduling Order, NEE shall: (i) file an SEC Form 8-K, which shall include as attachments the approved Notice itself and the Stipulation along with its exhibits; (ii) publish the Summary Notice one time in Investor’s Business Daily or www.Investors.com; and (iii) issue a press release containing the Summary Notice. The Summary Notice shall include a link to view the foregoing Form 8-K with its attachments. The Company shall pay for all costs associated with this notice program or any other form and manner of notice required by the Court. Within twenty-eight (28) calendar days of the entry of the Notice and Scheduling Order, NEE’s counsel shall file with the Court an appropriate affidavit or declaration with respect to publication of the Summary Notice and posting of the Notice and Stipulation (and exhibits thereto).
2.1    The Settling Parties believe the content and manner of the Notice, as set forth in the prior paragraph, constitutes adequate and reasonable notice to Current NEE Shareholders pursuant to applicable law and due process.
2.2    The Settling Parties agree to request that, after Notice is given, the Court hold a hearing in the Davidson Action, at which time the Court will consider and determine whether the Judgment, substantially in the form of Exhibit C hereto, should be entered: (i) approving the terms of the Settlement as fair, reasonable, and adequate; (ii) dismissing with prejudice the Davidson Action against Defendants and releasing the Released Claims; and (iii) ruling upon Settling Shareholders Counsel’s motion for approval of the agreed Fee and Expense Amount.
2.3    The Settling Parties agree to take all further actions necessary to effectuate the dismissal of the Derivative Actions with prejudice and withdrawal of the Demands with prejudice.
2.4    Pending the Effective Date, the Settling Parties agree to cease and stay all litigation activity for each of the Derivative Matters, except those related to seeking Court approval of the Settlement. The Settling Parties agree to jointly request a continuance of any pending motions, discovery, and any other deadlines or filing requirements in each Derivative Matter, other than those incident to the Settlement itself. For the avoidance of doubt, absent a court order, Settling Shareholders and their counsel will not file, serve, advance, or take actions with respect to the Derivative Matters, any new litigation or litigation or inspection demands relating to the subject matter of (a) the Derivative Matters, other than those incident to the Settlement itself, or (b) the Released Shareholder Claims. In the event a court denies a request for a continuance or stay, and a Settling Party dismisses or discontinues their Derivative Matter with prejudice, Defendants shall take no action adverse to the Settling Party for dismissing or discontinuing their matter.
3.    Dismissal of the Derivative Actions and Withdrawal of the Demands
3.1    This Settlement is conditioned on the dismissal and/or withdrawal with prejudice of all the Derivative Matters.
3.2    Within seven (7) calendar days of the date of a final, non-appealable final approval of the Settlement: (i) Plaintiffs in the Derivative Actions (other than the Davidson Action, which is overseeing approval of the Settlement) will file appropriate papers with the relevant courts to effectuate the dismissal with prejudice of their respective Derivative Actions; and
(ii) Shareholders shall formally withdraw any outstanding Demands with prejudice. In the interim, the Settling Parties shall cooperate to, at a minimum, secure a postponement of any response deadline, hearing, or trial date(s) in the Derivative Matters while this Settlement is under consideration by the Court.
4.    Fee and Expense Amount
4.1    In consideration of the substantial benefits conferred upon NEE as a direct result of the Settlement and the efforts of Settling Shareholders and their counsel, and subject to

Court approval, the Settling Parties agree Settling Shareholders’ Counsel shall receive an all-in fee and expense award in the total amount of $5.75 million (the “Fee and Expense Amount”).
4.2    The Court-approved Fee and Expense Amount or such other amount of attorneys’ fees and expenses as may be awarded by the Court shall be paid solely from the Cash Payment. The Court-approved Fee and Expense Amount shall be funded to Settling Shareholders’ Designated Counsel as receiving agents for Settling Shareholders’ Counsel, immediately upon award by the Court, notwithstanding any collateral attacks on any aspect of the Settlement or any objections, appeals, or potential appeals. Settling Shareholders’ Counsel shall be severally obligated to effectuate appropriate refunds in the event the Settlement is terminated pursuant to the terms of the Settlement Agreement, or, as a result of any appeal or further proceedings on remand, or successful collateral attack, the Fee and Expense Amount is reduced or reversed and such order reducing or reversing the award has become final and non-appealable. In such event, Settling Shareholders’ Counsel shall make the appropriate refunds or repayments in full no later than twenty (20) business days after termination of the Settlement or any order reversing or revising the Fee and Expense Amount has become final.
4.3    Settling Shareholders and their counsel shall seek no other award of attorneys’ fees, reimbursement of expenses, and service awards other than the Fee and Expense Amount, and shall have no claim, and Defendants shall have no obligation, with respect to Settling Shareholders’ Counsel’s attorneys’ fees and expenses other than the Court-approved Fee and Expense Amount, which shall not exceed the Fee and Expense Amount discussed in paragraph VI.4.1. Except as otherwise provided herein or except as provided pursuant to indemnification or insurance rights, each of the Settling Parties shall bear his, her, or its own costs, expenses, and attorneys’ fees.
4.4    Settling Shareholders’ Counsel shall have the sole and exclusive responsibility to allocate the Fee and Expense Amount among themselves. Settling Shareholders’ Counsel agree that any disputes regarding the allocation of the Fee and Expense Amount among them shall be referred to the Mediators to be mediated, and, if necessary, finally decided and resolved by the Mediators on the terms and subject to the processes and procedures set forth by the Mediators in their sole discretion. The Mediators’ fees and costs for any such mediation and/or arbitration shall be borne solely by Settling Shareholders’ Counsel. Defendants shall take no position with respect to and shall bear no responsibility for the allocation of the Fee and Expense Amount among Settling Shareholders’ Counsel. In no event shall such allocation matters: (i) affect or delay the enforceability of the approved Settlement; (ii) provide any Settling Party or its counsel (including without limitation Settling Shareholders’ Counsel) with the right to terminate the approved settlement; (iii) impose any obligation on any Defendant or the Company or subject them in any way to an increase in the amount paid by them or on their behalf in connection with the approved Settlement; or (iv) affect or delay the binding effect or finality of the approved Settlement and the releases thereto.
4.5    Court approval of the Settlement shall not be contingent or conditioned upon resolution of any question relating to the Fee and Expense Amount, and the Court may consider and rule upon the fairness, reasonableness, and adequacy of the Settlement independently of any question relating to attorneys’ fees and expenses. Any disapproval or modification of any application for attorneys’ fees and expenses shall not affect or delay the enforceability of the approved settlement or afford any Settling Party with the right to terminate the approved Settlement.
4.6    Plaintiffs’ and Shareholders’ Counsel may apply to the Court for service awards of $5,000 to each Settling Shareholder, subject to Court approval, in recognition of their essential role in securing the benefits of the Settlement. If approved by the Court, each such service award shall be paid solely out of the Fee and Expense Amount. A decision by the Court not to approve or to reduce any requested service award shall have no effect on the Settlement. Neither NEE nor any of the Individual Defendants shall be liable for any portion of any service award.
5.    Releases
5.1    Upon the Effective Date, NEE acting directly, Settling Shareholders acting derivatively on behalf of NEE, and any other NEE Shareholder acting derivatively on behalf of NEE, shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, discharged, and dismissed with prejudice, the Released Shareholder Claims (including Unknown Claims) against the Released Defendant Persons and shall be forever barred and enjoined from asserting, commencing, instituting, or prosecuting or continuing to prosecute any of the Released Shareholder Claims against any Released Defendant Person.
5.2    Upon the Effective Date, each of the Individual Defendants and NEE shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, discharged, and dismissed with prejudice, the Released Defendant Claims (including Unknown Claims) against the Released Shareholder Persons, and shall be forever barred and enjoined from asserting any Released Defendant Claims against any Released Shareholder Person.

5.3    Notwithstanding anything else in this Section or anything else in this Stipulation, nothing in this Stipulation shall impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation.
6.    Conditions of Settlement
6.1    The Effective Date of the Settlement shall be the date on which all of the following events have occurred:
a.    The Court’s entry of an order that provides for the issuance of notice of the proposed Settlement, pursuant to the Fla. Stat. Ann. § 607.0745;
b.    Funding of the Cash Payment;
c.    approval of the Settlement at or after the Settlement Hearing following notice to Current NEE Shareholders as set forth in paragraph VI.2.2;
d.    entry of the Judgment, in all material respects substantially in the form set forth as Exhibit C annexed hereto, approving the Settlement without awarding costs to any party, except as provided herein, dismissing the Davidson Action with prejudice pursuant to the terms of this Stipulation, and releasing the Released Persons from the Released Claims;
e.    the passing of the date upon which the Judgment becomes Final;
f.    dismissal with prejudice of all other Derivative Actions;
g.    the passing of the dates upon which each of the dismissal orders in each of the Derivative Actions becomes Final;
h.    withdrawal of all Demands with prejudice; and
i.    None of the material terms in the Stipulation being modified pursuant to any judicial decision or proceedings.
6.2    If any of the conditions specified above in paragraph VI.6.1 are not met, then the Stipulation shall be cancelled and terminated, unless all of the Settling Parties agree in writing to proceed with the Stipulation. If for any reason this Stipulation is in any way canceled, terminated, or fails to become Final in accordance with its terms or the Effective Date otherwise fails to occur: (i) all Settling Parties and Released Persons shall be restored to their respective positions in the Derivative Matters, including the prompt return of the Cash Payment and interest thereon from escrow to any funding insurer, as of May 8, 2026 (i.e., the date the Settling Parties reached an agreement in principle on the material terms and conditions of the Settlement); (ii) all releases delivered in connection with this Stipulation shall be null and void, except as otherwise provided for in this Stipulation; (iii) the Fee and Expense Amount shall not be paid or, if already paid, shall be refunded to the designated account in accordance with paragraph VI.4.2; (iv) all negotiations, proceedings, documents prepared, and statements made in connection herewith shall be without prejudice to the Settling Parties, shall not be deemed or construed to be an admission by any of the Settling Parties of any act, matter, or proposition, and shall not be used in any manner for any purpose in any subsequent proceeding in the Derivative Matters or in any other related action or proceeding. In such event, the terms and provisions of this Stipulation (other than those set forth in paragraphs VI.4.2, 6.2, 7.4, 7.6, 7.9, 7.10, and 7.18) shall have no further force and effect with respect to the Settling Parties and shall not be used in the Derivative Matters or in any other proceeding for any purpose.
6.3    No court order, modification, or reversal on appeal of any court order concerning the Fee and Expense Amount (including any service awards to be paid solely from the Fee and Expense Amount) and interest awarded by a court to Settling Shareholders’ Counsel shall constitute grounds for cancellation or termination of the Stipulation, affect the enforceability of the Stipulation, or delay or preclude the Judgment from becoming Final.

7.    Miscellaneous Provisions
7.1    The Settling Parties: (i) acknowledge that it is their intent to consummate the Settlement; and (ii) agree to act in good faith and cooperate to take all reasonable and necessary steps to expeditiously implement the terms and conditions of the Settlement set forth in this Stipulation.
7.2    The Settling Parties intend this Settlement to be a final and complete resolution of all disputes between them arising out of, based upon, or related to the Derivative Matters and the Released Claims. The Settlement compromises claims that are contested and shall not be deemed an admission by any Settling Party as to the merits of any claim, allegation, or defense. The Settling Parties and their respective undersigned counsel agree that, at all times during the course of the litigation, the Settling Parties and their respective counsel acted in good faith, professionally, and in compliance with the requirements of the applicable laws and rules of the Court, the State of Florida, and the Federal Rules of Civil Procedure (including, but not limited to, Florida Stat. § 57.105 and Federal Rule of Civil Procedure 11). The Judgment shall contain a finding that, during the course of the litigation, the Settling Parties and their respective counsel at all times complied with the requirements of Rule 11 of the Federal Rules of Civil Procedure and all other similar laws relating to the institution, prosecution, defense, or settlement of the Derivative Matters. No Party or Related Person of a Party shall assert any claims for violation of Rule 11 of the Federal Rules of Civil Procedure, or any other similar laws relating to the institution, prosecution, defense, and/or settlement of the Derivative Matters. The Settling Parties agree that the Released Claims are being settled voluntarily after consultation with experienced mediators and competent legal counsel who were fully competent to assess the strengths and weaknesses of their respective clients’ claims or defenses.
7.3    Except as otherwise provided herein, in the event that any other disputes arise with respect to the terms of this Stipulation, any of its exhibits, or the Settlement more generally, or the presentation of the Settlement to the Court for approval, such disputes shall be resolved by the Mediators, first by way of expedited telephonic mediation and if unsuccessful, then by way of final, binding, non-appealable resolution by the Mediators, with each side to bear its own costs and expenses.
7.4    Each of the Individual Defendants expressly denies and continues to deny all allegations of wrongdoing or liability against itself, himself, or herself arising out of or relating to any conduct, statements, acts, or omissions alleged, or which could have been alleged, in the Derivative Matters. Each of the Individual Defendants reserves the right to rebut any and all allegations of breach of fiduciary duty, wrongdoing, or liability, whatsoever against himself, herself, or itself, or that any valid claim has been asserted against any of them.
7.5    Neither the Stipulation (including any exhibits attached hereto) nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement: (i) is or may be deemed to be or may be offered, attempted to be offered, or used or referred to in any way by the Settling Parties as a presumption, a concession, an admission, or evidence of any fault, wrongdoing, or liability of any of the Settling Parties or of the validity of any Released Claims; or (ii) is or may be deemed to be or may be used as a presumption, concession, admission, or evidence of any liability, fault, or omission of any of the Released Persons in any civil, criminal, or administrative proceeding in any court, administrative agency, or other tribunal. Neither this Stipulation nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of this Stipulation or the Settlement, shall be admissible in any proceeding for any purpose, except to enforce the terms of the Settlement, and except that the Released Persons may file the Stipulation and/or the Judgment in any action or proceeding that may be brought against them to support a defense or counterclaim based on principles of res judicata, collateral estoppel, full faith and credit, release, standing, good faith settlement, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.
7.6    The Parties agree that there will be no public announcements regarding the Settlement until this Stipulation of Settlement has been filed with the Court, except as necessary to affect a continuance or stay of proceedings discussed in paragraph VI.2.4 or as may be required by law applicable to NEE. For the avoidance of doubt, nothing in this paragraph shall prevent the Settling Parties from making the Court filings necessary to effectuate the Settlement.
7.7    Settling Shareholders’ Counsel agree that within thirty (30) days of the Effective Date, they will either return to the producing party all documents and other material obtained from such producing party in any matter, including all documents produced by NEE and/or made available in response to a demand for books and records (collectively, “Discovery Material”), or destroy all such Discovery Material; provided, however, that Settling Shareholders’ Counsel shall be entitled to retain all filings, court papers, hearing transcripts, and attorney-work product containing or reflecting Discovery Material, subject to the requirement that Settling Shareholders’ Counsel shall not disclose any information contained or referenced in the Discovery Material to any person except, following reasonable advance notice to NEE, pursuant to a validly issued subpoena not subject to a motion to quash, court order, or agreement with NEE.
7.8    All designations and agreements made and orders entered during the course of the Derivative Matters relating to the confidentiality of documents or information,

including the confidentiality agreement governing the Settling Parties’ mediation, shall survive this Settlement. Nothing in this Stipulation, or the negotiations relating thereto, is intended to or shall be deemed to constitute a waiver of any applicable privilege or immunity, including, without limitation, the attorney-client privilege, the joint defense privilege, or work product protection.
7.9    The Stipulation and the exhibits attached hereto constitute the entire agreement among the Settling Parties with respect to the Settlement, and supersede any and all prior negotiations, discussions, agreements, or undertakings, whether oral or written, with respect to such matters. The Settling Parties expressly acknowledge that, in entering into this Stipulation, they are not relying upon any statements, representations, or warranties by any Settling Party except as expressly set forth herein.
7.10    The exhibits to the Stipulation are material and integral parts hereof and are fully incorporated herein by this reference.
7.11    The headings herein are used for the purpose of convenience only and are not meant to have legal effect.
7.12    The Stipulation may be amended, terminated, or modified only by a written instrument signed by or on behalf of all Settling Parties or their respective successors-in-interest.
7.13    This Stipulation shall be deemed drafted equally by all Settling Parties hereto. It is expressly agreed by the Settling Parties that the judicial rule of construction that a document should be more strictly construed against the draftsperson thereof shall not apply to any provision of this Stipulation.
7.14    The Stipulation and the Settlement shall be binding upon, and inure to the benefit of, the Settling Parties and the Released Persons and their respective successors, assigns,

heirs, spouses, marital communities, executors, administrators, trustees in bankruptcy, and legal representatives.
7.15    The Stipulation and the exhibits attached hereto shall be considered to have been negotiated, executed, and delivered, and to be wholly performed, in the State of Florida, and the rights and obligations of the Settling Parties to the Stipulation shall be construed and enforced in accordance with, and governed by, the internal, substantive laws of Florida without giving effect to any state’s principles, policies, or provisions governing choice of law.
7.16    No representations, warranties, or inducements have been made to any of the Settling Parties concerning the Stipulation or its exhibits other than the representations, warranties, and covenants contained and memorialized in such documents.
7.17    It is understood by the Settling Parties that, except for matters expressly represented herein, the facts or law with respect to which this Stipulation is entered into may turn out to be other than, or different from, the facts now known to each Settling Party or believed by such party to be true; each Settling Party, therefore, expressly assumes the risk of facts or law turning out to be different, and agrees that this Stipulation shall be in all respects effective, and not subject to termination by reason of any such different facts or law.
7.18    Settling Shareholders represent and warrant that they have not assigned or transferred or attempted to assign or transfer, to any Person any Released Shareholder Claim or any portion thereof or interest therein. Settling Shareholders further represent and warrant that Settling Shareholders are NEE shareholders and have been NEE shareholders at all relevant times, continue to hold their stock in NEE as of the date this Stipulation is executed, and will continue to hold their NEE stock through the Effective Date.
7.19    Any failure by any party to this Stipulation to insist upon the strict performance by any other party of any of the provisions of this Stipulation shall not be deemed a waiver of any of the provisions, and such party, notwithstanding such failure, shall have the right thereafter to insist upon the strict performance of any and all of the provisions of this Stipulation to be performed by such other party.
7.20    In the event that any portion of the Settlement is found to be unlawful, void, unconscionable, or against public policy by a court of competent jurisdiction, the remaining terms and conditions of the Settlement shall remain intact.
7.21    With the exception of Exhibit A (which states the Governance Reforms that form part of the Settlement), in the event that there exists a conflict or inconsistency between the terms of this Stipulation and the terms of any exhibits hereto, the terms of this Stipulation shall prevail.
7.22    Each counsel or other Person executing the Stipulation or its exhibits on behalf of any of the Settling Parties hereby warrants that such Person has the full authority to do so.
7.23    The Stipulation may be executed in one or more counterparts, each of which so executed shall be deemed to be an original and such counterparts together constitute one and the same Stipulation. The Settling Parties agree that signatures submitted through facsimile or by e-mailing .PDF files or signed using DocuSign shall constitute original and valid signatures. A complete set of executed counterparts shall be filed with the Court.
7.24    Without affecting the finality of the Judgment entered in accordance with this Stipulation, the Court shall retain exclusive jurisdiction with respect to the interpretation, implementation, and enforcement of the terms of this Stipulation and the Judgment, and the Settling Parties and their undersigned counsel submit to the jurisdiction of the Court for purposes of implementing and enforcing the Settlement embodied in this Stipulation, and for matters arising out of, concerning, or relating thereto.

7.25    In the event any proceedings by or on behalf of NEE, whether voluntary or involuntary, are initiated under any chapter of the United States Bankruptcy Code, including an act of receivership, asset seizure, or similar federal or state law action (“Bankruptcy Proceedings”), the Settling Parties agree to use their reasonable best efforts to obtain all necessary orders, consents, releases, and approvals for effectuation of this Stipulation in a timely and expeditious manner. In the event of any Bankruptcy Proceedings by or on behalf of NEE, the Settling Parties agree that all dates and deadlines set forth herein will be extended for such periods of time as are necessary to obtain necessary orders, consents, releases and approvals from the bankruptcy court to carry out the terms and conditions of the Stipulation.
7.26    Any planned, proposed, or actual sale, merger, or change in control of NEE shall not void this Stipulation. The Stipulation shall run to the Settling Parties’ respective successors-in-interest. In the event of a planned, proposed, or actual sale, merger, or change in control of NEE, the Settling Parties shall continue to seek court approval of the Settlement expeditiously, including without limitation the Settlement terms reflected in this Stipulation and the Fee and Expense Amount.
7.27    Without further order of the Court, the Settling Parties may agree to reasonable extensions of time to carry out any of the provisions of this Stipulation.

IN WITNESS WHEREOF, the Settling Parties hereto have caused the Stipulation to be executed, by their duly authorized attorneys.
IT IS HEREBY AGREED by the undersigned as of July 29, 2026.

ROBBINS LLP

BRIAN J. ROBBINS
Brian J. Robbins
Stephen J. Oddo
Gregory E. Del Gaizo
5060 Shoreham Place, Suite 300
San Diego, CA 92122
(619) 525-3990
brobbins@robbinsllp.com
soddo@robbinsllp.com
gdelgaizo@robbinsllp.com

SAXENA WHITE, P.A.

DAVID L. WALES
David L. Wales
10 Bank Street, Suite 882
White Plains, NY 10606
(914) 437-8551
dwales@saxenawhite.com

Adam Warden
7777 Glades Road, Suite 300
Boca Raton, FL 33434
(561) 394-3399
awarden@saxenawhite.com

Counsel for Plaintiffs Donel Davidson and Keith Chin

RIGRODSKY LAW, P.A.

VINCENT A. LICATA
Vincent A. Licata
225 Broadway, Suite 3707
New York, NY 10007
(212) 201-7691
vl@rl-legal.com

Seth D. Rigrodsky
1007 N. Orange Street, Suite 453
Wilmington, DE 19801
(302) 295-5305
sdr@rl-legal.com

ROSCA SCARLATO LLC
Alan Rosca
3401 Enterprise Parkway, Suite 340-311
Beachwood, OH 44122
(216) 946-7070
arosca@rscounsel.law

Paul J. Scarlato
Four Tower Bridge
200 Barr Harbor Drive, Suite 400
W. Conshohocken, PA 19428
(216) 946-7070
pscarlato@rscounsel.law

Counsel for Plaintiff Judith Davis

THE BROWN LAW FIRM, P.C.

SAADIA HASHMI
Timothy Brown
Saadia Hashmi
1350 Avenue of the Americas, Suite 1200
New York, NY 10019
(516) 922-5427
tbrown@thebrownlawfirm.net
shashmi@tbrownlawfirm.net

Counsel for Plaintiff Mark Worrell

STEINLAW FLORIDA, PLLC

JONATHAN M. STEIN
Jonathan M. Stein
1825 NW Corporate Blvd., Suite 110
Boca Raton, FL 33431
(561) 834-2699
jon@steinlawflorida.com

Counsel for Plaintiffs Sara Lewis and James Lewis

THE ROSEN LAW FIRM, P.A.

ERICA STONE
Laurence Rosen
Erica Stone
275 Madison Avenue, 40th Floor
New York, NY 10016
(212) 686-1060
lrosen @rosenlegal.com
estone@rosenlegal.com

Counsel for Plaintiff Jennifer Yates

SCOTT+SCOTT
ATTORNEYS AT LAW LLP

JOSEPH A. PETTIGREW
Joseph A. Pettigrew
600 W. Broadway, Suite 3300
San Diego, CA 92101
(619) 233-4565
jpettigrew@scott-scott.com

Geoffrey M. Johnson
12434 Cedar Road, Suite 12
Cleveland Heights, OH 44106
(216) 229-6088
gjohnson@scott-scott.com
Jing-Li Yu
The Helmsley Building
230 Park Avenue, 24th Floor
New York, NY 10169
(212) 223-6444
jyu@scott-scott.com

Counsel for Plaintiff Jeff Kusmierski

HYNES & HERNANDEZ, LLC

LIGAYA T. HERNANDEZ
Michael J. Hynes
Ligaya T. Hernandez
101 Lindenwood Drive, Suite 225
Malvern, PA 19355
(484) 875-3116
mhynes@hh-lawfirm.com
lhernandez@hh-lawfirm.com

Counsel for Shareholder Albert Deckter

JOHNSON FISTEL, PLLP

MICHAEL I. FISTEL, JR.
Michael I. Fistel, Jr.
Mary Ellen Conner
Murray House
40 Powder Springs Street
Marietta, GA 30064
(470) 632-6000
michaelf@johnsonfistel.com
maryellenc@johnsonfistel.com
SQUITIERI & FEARON, LLP LEE SQUITIERI Lee Squitieri 205 Hudson St, 7th Floor New York, NY 10013 (212) 421-6492 lee@sfclasslaw.com

MOORE LAW PLLC Fletcher Moore 30 Wall Street, 8th Floor New York, NY 10005 (212) 709-8245 fletcher@fmoorelaw.com Counsel for Shareholder John Rosendahl
PAUL, WEISS, RIFKIND, WHARTON
& GARRISON LLP

DANIEL J. KRAMER / MDS
Daniel J. Kramer
Audra J. Soloway
Joshua J. Hill
1285 Avenue Of The Americas
New York, NY 10019-6064
(212) 373-3000
dkramer@paulweiss.com
asoloway@paulweiss.com
jhill@paulweiss.com
Matthew D. Stachel
1313 North Market Street, Suite 806
Wilmington, DE 19801
(302) 655-4410
mstachel@paulweiss.com

Counsel for Defendants

SCHUBERT JONCKHEER & KOLBE LLP WILLEM F. JONCKHEER Willem F. Jonckheer 2001 Union Street, Suite 200 San Francisco, CA 94123 (415) 788-4220 wjonckheer@sjk.law Counsel for Shareholder David Hamilton

Exhibit A

CONFIDENTIAL COMMUNICATION – FOR SETTLEMENT PURPOSES ONLY
SUBJECT TO F.R.E. 408, Fla. Stat. Ann. § 90.408

CORPORATE GOVERNANCE REFORMS

Within forty-five (45) days of the Effective Date of the Settlement (or at such other point specified below), NextEra’s Board of Directors shall adopt, implement, or maintain the following corporate governance reforms for a term of no less than four (4) years (“Commitment Term”) as set forth below. The Board (either directly or through delegation to the Governance & Nominating Committee) shall be responsible for overseeing the Company’s implementation, funding, maintenance, and operation of the corporate governance reforms for the Commitment Term.

A.    Board Refreshment with Political and Legislative Experience

The Board shall appoint one (1) new independent director to replace any one (1) director who has served for ten (10) years or more by the end of 2027. Such new director will have political and/or legislative experience and be independent under NYSE listing standards.

B.    Oversight of Political Contributions

The Board shall have responsibility to oversee all political contributions activity and shall have the authority to request associated audits of such activity as an important part of NextEra’s business. The full Board will delegate its responsibility to the Governance and Nominating Committee, which will report to the full Board.

    The Company’s Code of Business Conduct & Ethics and Corporate Governance Principles & Guidelines shall each be amended to add the following language:

“The full Board has responsibility to oversee NextEra’s political contributions activities.”

C.    Governance & Nominating Committee

The Board shall amend the Charter of the Governance & Nominating Committee, which shall be posted on the Company’s website, as follows:
1.    The Governance & Nominating Committee’s responsibilities shall include (i) those set forth in the Code of Conduct and Political Engagement Policy with respect to political oversight and (ii) to review and discuss with management the Political Engagement Policy and the Omnibus Political Expenditures Approval Policy on an annual basis and to approve any changes to those policies.

2.    The Company’s Chief Compliance Officer (defined below) will work closely with the Governance & Nominating Committee with respect to reviewing, developing, and implementing NextEra’s compliance with campaign finance laws.

1

CONFIDENTIAL COMMUNICATION – FOR SETTLEMENT PURPOSES ONLY
SUBJECT TO F.R.E. 408, Fla. Stat. Ann. § 90.408

3.    The Chief Compliance Officer shall report to the Governance & Nominating Committee on an annual basis, or more frequently as may be requested by the Governance & Nominating Committee, concerning the Company’s political activities, lobbying activities, political contributions, and related policies and practices, as may be required by the Code of Conduct or Political Engagement Policy. The Governance & Nominating Committee shall report any material issues to the full Board as necessary.
D.    Enhancements to the Political Expenditure Committee

The Political Expenditure Committee shall adopt a formal charter codifying its existing responsibilities which shall also include the following provisions:

1.    The Political Expenditure Committee, through the Chief Compliance Officer, shall report directly to the Governance & Nominating Committee of the Board.

2.    The Political Expenditure Committee shall assist the Governance & Nominating Committee, on behalf of the Board, in overseeing the Company’s political contributions activities.

3.    The objective of the Political Expenditure Committee shall be to ensure the Company’s compliance with the Code of Conduct and Political Engagement Policy as they relate to political contributions.

4.    The Political Expenditure Committee must periodically review the Political Engagement Policy and meet with Company management to provide any necessary training.
E.    Enhancements to Political Engagement Policy

The Political Engagement Policy shall include the following provisions:

1.    The full Board has the responsibility to oversee NextEra’s political contributions activities. The full Board will delegate its responsibility to the Governance and Nominating Committee, which will report to the full Board.

2.    Following consultation with the Political Expenditure Committee, the Company’s Chief Compliance Officer shall report to the Governance & Nominating Committee at least annually concerning the Company’s political contributions activities and any related material compliance issues or risks.

3.    The Political Engagement Policy shall be displayed on the Company’s website and corporate intranet.
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CONFIDENTIAL COMMUNICATION – FOR SETTLEMENT PURPOSES ONLY
SUBJECT TO F.R.E. 408, Fla. Stat. Ann. § 90.408

F.    Responsibilities of Chief Compliance Officer

The Chief Compliance Officer (“CCO”) shall report directly to the Board (or, if the Board so delegates, the Governance and Nominating Committee) and, among other things, prepare annual reports to the Board or such Committee, following consultation with the Political Expenditure Committee, evaluating material issues and risks, if any, respecting the Company’s compliance with campaign finance laws and, where necessary, recommending remedial action. The CCO shall also, inter alia, ensure that appropriate employees periodically take part in employee training programs with respect to campaign finance and securities law disclosure compliance requirements. NextEra’s Chief Legal, Environmental and Federal Regulatory Affairs Officer shall be designated as Chief Compliance Officer for purpose of these reforms.
The CCO shall serve on the Company’s Disclosure Committee and Political Expenditure Committee and advise the Audit Committee with respect to the accuracy, completeness, and timeliness of disclosures relating to material political contributions activities compliance issues and risks.
G.    Formalization of Management-Level Disclosure Committee and Adoption of a Charter

NextEra shall formalize its management-level Disclosure Committee by adopting a formal charter which it shall review annually. The charter shall include, among other things, enhanced oversight of public disclosures and reporting to the Audit Committee.

H.    Reporting Hotline Reforms

NextEra shall every two years advise employees that its existing confidential Activity Reporting Hotline that is available for individuals to anonymously report perceived misconduct of all kinds is also available for reporting perceived campaign finance or securities disclosure law violations.

NextEra shall update its employee reporting procedures such that all material, substantiated reports made to the Activity Reporting Hotlines will be elevated to the CCO and reported to the independent members of the Board.

I.    Employee Training in Risk Assessment and Compliance

NextEra’s CCO shall oversee the Company’s employee training program with respect to political contributions activities, which shall be mandatory for employees (a) involved in lobbying and political activities; (b) serving on the Company’s Disclosure Committee, or (c) who are authorized media spokespeople for the Company. Such training shall include a review of governing laws and regulations related to campaign finance compliance.

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IN THE CIRCUIT COURT OF THE 15TH JUDICIAL CIRCUIT
IN AND FOR PALM BEACH COUNTY, FLORIDA

DONEL DAVIDSON and KEITH CHIN, Derivatively on Behalf of NEXTERA ENERGY, INC.,

Plaintiffs,
v.

ERIC E. SILAGY, JAMES L. ROBO, SHERRY S. BARAT, JAMES L. CAMAREN, KENNETH B. DUNN, KIRK S. HACHIGIAN, NAREN K. GURSAHANEY, AMY B. LANE, DARRYL L. WILSON, DAVID L. PORGES, RUDY E. SCHUPP, JOHN L. SKOLDS, and LYNN M. UTTER,

Defendants,
-and-

NEXTERA ENERGY, INC., a Florida corporation,

Nominal Defendant.
) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) )	Case No. 50-2023-CA-012434-XXXX-MB EXHIBIT B
[PROPOSED] NOTICE AND SCHEDULING ORDER
WHEREAS, a shareholder derivative action is pending in this Court entitled Davidson, et al. v. Silagy, et al., Case No. 50-2023-CA-012434-XXXX-MB (the “Davidson Action”);
WHEREAS, plaintiffs have made an unopposed motion, pursuant to Fla. Stat. Ann. § 607.0745, for an order: (i)  approving the form and manner of the Notice of the Settlement; and (ii) scheduling the date and time for the Settlement Hearing; 1
WHEREAS, the Court having read and considered the Stipulation and the exhibits attached thereto; the Stipulation being sufficient to warrant notice to Current NEE Shareholders;
1 as otherwise expressly provided below or as the context otherwise requires, all capitalized terms contained herein shall have the same meanings and/or definitions as set forth in the Stipulation.
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and the Settling Shareholders and Defendants (collectively, the “Settling Parties”) having consented to the entry of this Order; and
NOW THEREFORE, IT IS HEREBY ORDERED this __ day of __________, 2026, that:
1.The Court shall hold a hearing (the “Settlement Hearing”) on __________, 2026, at the Circuit Court of the 15th Judicial Circuit in and for Palm Beach County, Florida, Judge Daniel T. K. Hurley Courthouse, 205 N. Dixie Hwy., West Palm Beach, Florida 33401, to determine: (i) whether the terms of the Stipulation should be approved as fair, reasonable, and adequate; (ii) whether the Notice fully satisfied the requirements of Fla. Stat. Ann. § 607.0745 and the requirements of due process; (iii) whether all Released Claims against the Released Persons should be fully and finally released; (iv) whether the agreed-to Fee and Expense Amount (including any service awards to be paid solely from the Fee and Expense Amount) should be approved; and
(v) such other matters as the Court may deem appropriate.
2.The Court approves, in form and content, the proposed short-form and long-form Notice and finds that the giving of notice as specified therein meets the requirements, as applicable, of Fla. Stat. Ann. § 607.0745(2), and shall constitute due and sufficient notice to all persons and entities entitled to receive notice. Within twenty-eight (28) calendar days of the entry of this Notice and Scheduling Order, NEE shall file an appropriate affidavit or declaration attesting to compliance with the Notice provisions of this Order.
3.NEE shall, within fourteen (14) calendar days of this Order: (i) file an SEC Form 8-K by the Company, which shall include as attachments the approved Notice itself and the Stipulation along with its exhibits; (ii) publish the Summary Notice one time in Investor’s Business Daily or www.Investors.com; and (iii) issue a press release containing the Summary Notice. The Summary Notice shall include a link to view the foregoing Form 8-K with its attachments. The Company shall pay for all costs associated with this notice program or any other form and manner of notice required by the Court regardless of whether the Settlement is
2

not approved by the Court or the Effective Date otherwise fails to occur. At least one counsel for the Settling Shareholders will also post the Stipulation of Settlement and Summary Notice on their website.
4.All NEE shareholders shall be subject to and bound by the provisions of the Stipulation and the releases contained therein, and by all orders, determinations, and judgments in the Davidson Action concerning the Settlement, whether favorable or unfavorable to NEE shareholders.
5.Current NEE Shareholders may appear and show cause, if he, she, or it has any reason why the Settlement embodied in the Stipulation should not be approved as fair, reasonable, and adequate, or why a judgment should or should not be entered thereon, or the Fee and Expense Amount or service awards should not be awarded; provided, however, that no person or entity (other than counsel for the Settling Parties) shall be heard and no papers, briefs, pleadings or other documents submitted by any person or entity shall be considered by the Court unless the procedure set forth in the Notice and herein is followed.
6.Any objections must be presented in writing and must contain the following information: (i) the objector’s name, legal address, and telephone number; (ii) the case name and number (Davidson, et al. v. Silagy, et al., Case No. 50-2023-CA-012434-XXXX-MB); (iii) proof of being a NEE shareholder as of the Record Date, June 11, 2026; (iv) the date(s) the objector acquired his/her NEE shares; (v) a statement of each objection being made; (vi) notice of whether the objector intends to appear at the Settlement Hearing; and (vii) copies of any papers the objector intends to submit to the Court, along with the names of any witness(es) the objector intends to call to testify at the Settlement Hearing and the subject(s) of their testimony. The Court may not consider any objection that does not substantially comply with these requirements.
7.Any written objection, together with copies of all other papers and briefs supporting the objection, must be mailed to Clerk of the Court, Circuit Court of the 15th Judicial
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Circuit in and for Palm Beach County, Florida, Judge Daniel T. K. Hurley Courthouse, 205 N. Dixie Hwy., West Palm Beach, Florida 33401, or filed in person at any location of the Circuit Court of the 15th Judicial Circuit in and for Palm Beach County, so that it is filed or postmarked no later than fourteen (14) calendar days prior to the Settlement Hearing. Any written objection, together with copies of all other papers and briefs supporting the objection, must also be served on each of the following Settling Parties’ counsel so that they are received on or before fourteen (14) calendar days prior to the Settlement Hearing:
Counsel for Plaintiffs in the Davidon Action:

Stephen J. Oddo, Esq.
Robbins LLP
5060 Shoreham Pl., Suite 300
San Diego, CA 92122

Defendants’ Counsel:

Daniel J. Kramer
Audra J. Soloway
Joshua J. Hill
Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of The Americas
New York, NY 10019

Matthew D. Stachel
Paul, Weiss, Rifkind, Wharton & Garrison LLP
1313 N. Market Street, Suite 806
Wilmington, Delaware 19801

8.Any Person or entity who fails to object or otherwise request to be heard in the manner prescribed above will be deemed to have waived the right to object to any aspect of the Settlement as incorporated in the Stipulation or otherwise request to be heard (including the right to appeal) and will be forever barred from raising such objection or request to be heard in this or any other action or proceeding, and, unless otherwise ordered by the Court, shall be bound by the Judgment to be entered and the releases to be given.
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9.Settling Shareholders’ Counsel shall file and serve the opening papers in support of the proposed Settlement no later than twenty-eight (28) calendar days prior to the Settlement Hearing; and reply papers, if any, shall be filed and served no later than seven (7) calendar days prior to the Settlement Hearing.
10.Neither this Order nor the Settlement, nor any of the negotiations or proceedings connected with it, shall be construed as an admission or concession by any party of the truth of any of the allegations asserted in the Derivative Matters, or of any liability, fault, or wrongdoing of any kind.
11.All proceedings in the Davidson Action are stayed until further order of this Court, except as may be necessary to implement the Settlement or to comply with the terms of the Settlement.
12.Pending the Effective Date of the Settlement or the termination of the Settlement according to its terms, Settling Shareholders shall not commence or prosecute against any of the Released Persons any action or proceeding in any court or tribunal asserting any of the Released Claims.
13.Nothing in this Order shall prevent the Released Persons from filing the Stipulation and/or the Order and Final Judgment in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, full faith and credit, release, standing, good-faith settlement, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim, and any of the Settling Parties may file the Stipulation and documents executed pursuant and in furtherance thereto in any action to enforce the Settlement.
14.The Court reserves: (i) the right to approve the Settlement, with such modifications as may be agreed to by counsel for the Settling Parties consistent with such Settlement, without further notice to NEE shareholders; and (ii) the right to continue or adjourn
5

the Settlement Hearing from time to time or by oral announcement at the hearing or at any adjournment thereof, without further notice to NEE shareholders.

Dated: __________, 2026	_____________________________ HON. CAROLYN BELL CIRCUIT COURT JUDGE

6

IN THE CIRCUIT COURT OF THE 15TH JUDICIAL CIRCUIT
IN AND FOR PALM BEACH COUNTY, FLORIDA

DONEL DAVIDSON and KEITH CHIN, Derivatively on Behalf of NEXTERA ENERGY, INC.,

Plaintiffs,
v.

ERIC E. SILAGY, JAMES L. ROBO, SHERRY S. BARAT, JAMES L. CAMAREN, KENNETH B. DUNN, KIRK S. HACHIGIAN, NAREN K. GURSAHANEY, AMY B. LANE, DARRYL L. WILSON, DAVID L. PORGES, RUDY E. SCHUPP, JOHN L. SKOLDS, and LYNN M. UTTER,

Defendants,
-and-

NEXTERA ENERGY, INC., a Florida corporation,

Nominal Defendant.
) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) )	Case No. 50-2023-CA-012434-XXXX-MB EXHIBIT B-1

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT
OF DERIVATIVE ACTIONS

TO:    ALL RECORD HOLDERS AND BENEFICIAL OWNERS OF THE COMMON STOCK OF NEXTERA ENERGY, INC. (“NEE” OR THE “COMPANY”) AS OF JUNE 11, 2026 (THE “RECORD DATE”).

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL OF THE ABOVE-CAPTIONED SHAREHOLDER DERIVATIVE ACTION AND RELATED DERIVATIVE MATTERS AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS. YOUR RIGHTS MAY BE AFFECTED BY THESE LEGAL PROCEEDINGS. IF THE COURT APPROVES THE SETTLEMENT, YOU WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE RELEASED CLAIMS.

IF YOU HOLD NEE COMMON STOCK FOR THE BENEFIT OF ANOTHER, PLEASE PROMPTLY TRANSMIT THIS DOCUMENT TO SUCH BENEFICIAL OWNER.

Notice is hereby provided to you of the proposed settlement (the “Settlement”) of this shareholder derivative litigation.1 This Notice is provided by Order of the Circuit Court of the 15th Judicial Circuit in and for Palm Beach County, Florida (the “Court”). It is not an expression of any opinion by the Court with respect to the truth of the allegations in the litigation or merits of the claims or defenses asserted by or against any party. It is solely to notify you of the terms of the proposed Settlement, and your rights related thereto. The terms of the proposed Settlement are set forth in a written Revised Stipulation and Agreement of Settlement (the “Stipulation”).2
I.    WHY THE COMPANY HAS ISSUED THIS NOTICE
Your rights may be affected by the settlement, which resolves several Derivative Matters brought on behalf of NEE. The Settling Parties, including (i) the Settling Shareholders, Donel Davidson, Keith Chin, Judith Davis, Mark Worrell, Jeff Kusmierski, Sara Lewis, James Lewis, Jennifer Yates, Alberto Fumi, John Rosendahl, Albert Deckter, and David Hamilton; (ii) individual defendants Eric Silagy, James Robo, David P. Reuter, John W. Ketchum, Nicole S. Arnaboldi, Sherry S. Barrat, James L. Camaren, Kenneth B. Dunn, Naren Gursahaney, Kirk S. Hachigian, Amy B. Lane, David Porges, John A. Stall, Darryl L. Wilson, Rudy E. Schupp, John L. Skolds, Lynn M. Utter, Charles E. Sieving, Mano Nazar, Dev Stahlkopf, Rebecca Kujawa, Armando Pimentel Jr., Toni Jennings, William H. Swanson, Hansel E. Tookes II, Daniel Martell, Pam Rauch, and Julie Holmes (collectively, the “Individual Defendants”); and (iii) nominal defendant NEE (together with the Individual Defendants, the “Defendants”) have agreed upon terms to settle the Derivative Matters and have signed the Stipulation setting forth those settlement terms.
1 The Settlement also resolves factually related Derivative Matters, defined and discussed in Section II.B. below.
2 Capitalized terms not otherwise defined shall have the same meanings as set forth in the Stipulation.
2

On _____, 2026, at __:__ _.m., the Court will hold a hearing (the “Settlement Hearing”) in the above-captioned Davidson Action. The purpose of the Settlement Hearing is to determine:
(i) whether the Settlement is fair, reasonable, and adequate, including the separately negotiated amount of attorneys’ fees and expenses for Settling Shareholders’ Counsel and service awards for the Settling Shareholders, and should be approved; (ii) whether a final judgment should be entered dismissing the Davidson Action with prejudice and releasing the Released Claims; and (iii) such other matters as may be necessary and proper under the circumstances.
II.    FACTUAL AND PROCEDURAL BACKGROUND
A.    Summary of Allegations
The Derivative Matters brought on behalf of NEE allege that certain of the Company’s directors and officers breached their fiduciary duties in connection with an alleged political influence scheme tied to improper use of “dark money” funding, among other related misconduct, to manipulate public policy favorable to the Company.
B.    The Derivative Matters
The Derivative Matters collectively refers to the following shareholder derivative actions, books-and-records demands, and litigation demands brought on behalf of NEE: (i) Davidson, et al., v. Silagy, et al., Case No. 50-2023-CA-012434-XXXX-MB (Fla. 15th Cir. Ct.) (“Davidson Action”); (ii) Davis v. Ketchum, et al., Case No. 50-2024-CA-002863-XXX-AMB (Fla. 15th Cir. Ct.) and inspection demand on the Company pursuant to Fla. Stat. § 607.1602, dated October 23, 2023 (“Davis Action”); and (iii) Worrell v. Ketchum, Case No. 50-2025-CA-004364-XXX-AMB (“Worrell Action”) and litigation demand dated October 26, 2023; (iv) Lewis, et al. v. Ketchum, et al., Case No. 23-61974 (S.D. Fla.) and the consolidated action, Lamborn v. Ketchum, et al., Lead Case No. 23-8147 (S.D. Fla.) (the “Consolidated Federal Derivative Action”); (v) Kusmierski v. Ketchum, et al., Case No. 24-cv-22533-JB
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(S.D. Fla.) and inspection demand on the Company pursuant to Fla. Stat. §607.1602, dated December 19, 2022 (“Kusmierski Action”); and (vi) Yates v. Ketchum, et al., Case No. 9:26-cv-80378-AMC (S.D. Fla.); (vii) shareholder Alberto Fumi’s inspection demands on the Company pursuant to Fla. Stat. § 607.1602 and § 607.1603, dated August 1, 2023 and December 20, 2023, and litigation demand on the Company dated March 14, 2024; (viii) shareholder Ross Weintraub’s litigation demand dated November 8, 2023, which shareholder Albert Deckter adopted on April 24, 2026; (ix) shareholder John Rosendahl’s litigation demands dated June 20, 2023 and October 2, 2025, and demand for corporate books and records pursuant to Fla. Stat § 607.1602 and 607.1603 dated October 8, 2025 and Rosendahl v. Ketchum et al. Case No. 9:25-cv-80555-EA (S.D. Fla.); (x) plaintiff Davis’s inspection demand on the Company pursuant to Fla. State. §607.1602, dated October 23, 2023; (xi) plaintiff Kusmierski’s inspection demand on the Company pursuant to Fla. State. §607.1602, dated December 19, 2022; (xii) shareholder David Hamilton’s litigation demand on the Company dated April 15, 2026; and (xiii) plaintiff Worrell’s litigation demand dated October 26, 2023.
For a detailed description of the procedural history of each of the Derivative Matters, please see the Stipulation of Settlement, which has been filed with the Court.
C.    Settlement Negotiations and Mediations
On May 7, 2025, the Settling Parties attended a full-day, in-person mediation overseen by mediator Jed D. Melnick, Esq. of JAMS, a nationally reputed mediator. Despite good-faith efforts, the Settling Parties did not reach a settlement at this time.
On April 13, 2026, the Settling Parties participated in a second mediation overseen by the Honorable Layn R. Phillips (Fmr.) of Phillips ADR Enterprises and his team, including Ms. Niki Mendoza, Esq. (“Mediators”), each of whom are nationally recognized neutrals with extensive experience mediating complex derivative actions. Progress was made during the mediation, although it
4

did not culminate in a settlement at that time. Following the mediation, the Settling Parties continued their settlement negotiations with the oversight and assistance of the Mediators. Ultimately, the Settling Parties accepted a double-blind Mediators’ proposal dated May 1, 2026, and reached an agreement in principle on the material terms of the Settlement, including the Cash Payment and the Governance Reforms that NEE would adopt as consideration for the Settlement.
Following the Settling Parties’ agreement in principle on the substantive terms of the settlement, the Settling Parties separately negotiated an appropriate amount of attorneys’ fees and expenses to be paid to Settling Shareholder’ Counsel, commensurate with the value of the Settlement benefits to be conferred on NEE and its shareholders by the Cash Payment and Governance Reforms, respectively. The negotiations concerning attorneys’ fees were also facilitated and supervised by the Mediators. Following several exchanges through the Mediators, on May 8, 2026, the Settling Parties accepted a double-blind Mediators’ proposal, agreeing on the Fee and Expense Amount in the amount of $5.75 million, subject to Court approval.
On May 8, 2026, the Settling Parties executed a formal Term Sheet documenting the material terms of the Settlement. Thereafter, the Settling Parties finalized the formal operative terms of the Settlement as set forth in the Stipulation.
III.    TERMS OF THE PROPOSED DERIVATIVE SETTLEMENT
The principal terms, conditions, and other matters that are part of the Settlement, which is subject to approval by the Court, are summarized below. This summary should be read in conjunction with, and is qualified in its entirety by reference to, the text of the Stipulation, which has been filed with the Court
A.    Cash Payment
In consideration of the Settlement and the releases provided under the Settlement, the Individual Defendants shall have their D&O insurance carriers pay the amount of $15.5 million to NEE.
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B.    Corporate Governance Reforms
In consideration of the Settlement and the releases provided under the Settlement, within forty-five (45) calendar days of the Effective Date, NEE shall adopt, implement, or maintain the Governance Reforms set forth in Exhibit A to the Stipulation for a period of no less than four (4) years. The Governance Reforms include, among other things: (i) the appointment of one new independent director with political and/or legislative experience; (ii) enhanced Board obligations related to oversight of political contributions; (iii) enhanced oversight and communication between management and the Board relating to the Company’s political activities, and related policies and practices; (iv) formalizing the existence and duties of the Company’s Political Expenditure Committee, which shall assist the Board in overseeing the Company’s political contributions; (v) enhancements to the Company’s Political Engagement Policy, which shall require enhanced reporting to the Board regarding the Company’s political contributions activities and any related material compliance issues or risks; (vi) enhanced duties of the Chief Compliance Officer with respect to overseeing the Company’s compliance with campaign finance laws, reporting to the Board, and ensuring appropriate employees receive training with respect to campaign finance and securities law disclosure compliance requirements; (vii) formalizing the existence and duties of the Management-Level Disclosure Committee; (viii) enhanced requirements relating to its confidential Activity Reporting Hotline and internal reporting relating thereto; and (ix) enhanced employee training with respect to political contributions activities. This is just a summary of the Governance Reforms, which are detailed in Exhibit A of the Stipulation.
The Company acknowledges and agrees that Settling Shareholders’ respective demands, litigation, and settlement efforts in the Derivative Matters are the cause of the Settlement, and that the Settlement is fair, reasonable, and in the best interests of the Company and its shareholders.
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IV.    DISMISSALS AND RELEASES
If the Settlement is approved, the Derivative Actions will be dismissed with prejudice, the Demands withdrawn with prejudice, and the following releases will occur:
Upon the Effective Date, NEE acting directly, Settling Shareholders acting derivatively on behalf of NEE, and any other NEE Shareholder acting derivatively on behalf of NEE, shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, discharged, and dismissed with prejudice, the Released Shareholder Claims (including Unknown Claims) against the Released Defendant Persons and shall be forever barred and enjoined from asserting, commencing, instituting, or prosecuting or continuing to prosecute any of the Released Shareholder Claims against any Released Defendant Person.
Upon the Effective Date, each of the Individual Defendants and NEE shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, discharged, and dismissed with prejudice, the Released Defendant Claims (including Unknown Claims) against the Released Shareholder Persons, and shall be forever barred and enjoined from asserting any Released Defendant Claims against any Released Shareholder Person.
These releases shall not impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation.
V.    SETTLING SHAREHOLDERS’ COUNSEL’S SEPARATELY NEGOTIATED ATTORNEYS’ FEES AND EXPENSES AND SERVICE AWARDS
After the Parties had agreed on all other material terms of the Settlement, the Settling Parties, with the assistance of the Mediators, separately negotiated in good faith to attempt to reach an agreement concerning the amount of attorneys’ fees and expenses to Settling Shareholders’ Counsel. In consideration of the substantial benefits conferred upon NEE as a direct result of the Settlement and the efforts of Settling Shareholders and their counsel, and subject to Court approval, the Settling Parties
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agree Settling Shareholders’ Counsel shall receive an all-in fee and expense award in the total amount of $5.75 million (the “Fee and Expense Amount”).
To date, Settling Shareholders’ Counsel have not received any payments for their efforts on behalf of NEE shareholders. The Fee and Expense Amount will compensate Settling Shareholders’ Counsel for the results achieved through the Settlement.
Settling Shareholders may also seek a service award of $5,000 for each Settling Shareholder. If approved by the Court, each such service award shall be paid solely out of the Fee and Expense Amount.
VI.    REASONS FOR THE SETTLEMENT
The Settling Parties have determined that it is desirable and beneficial that the Derivative Matters, and all of their disputes related thereto, be fully and finally settled in the manner and upon the terms and conditions set forth in the Stipulation, and Settling Shareholders’ Counsel believe that the Settlement is in the best interests of the NEE and its shareholders.
A.    Why Did the Defendants Agree to Settle?
Each of the Individual Defendants denied and continues to deny that he or she has committed or attempted to commit any violations of law, any breaches of fiduciary duty owed to NEE, or any wrongdoing whatsoever, and expressly maintains that, at all relevant times, he or she acted in good faith and in a manner that he or she reasonably believed to be in the best interests of NEE and its shareholders. Each of the Individual Defendants likewise deny all of the allegations made by the Settling Shareholders in the Derivative Matters, including those related to any alleged damages or harm to the Company and/or shareholders as a result of any act, omission, or conduct by the Individual Defendants as alleged in the Derivative Matters or otherwise. In addition, the Individual Defendants maintain that they have meritorious defenses to all claims alleged in the Derivative Matters, including allegations related to standing, demand futility, demand refusal or otherwise. Defendants are entering
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into the Settlement for the benefit of NEE and to eliminate the uncertainty, distraction, disruption, burden, risk, and expense of further litigation.
B.    Why Did the Settling Shareholders Agree to Settle?
Settling Shareholders’ Counsel believe the claims raised in the Derivative Matters have merit and that their investigations support the claims asserted. Without conceding the merit of any of the Defendants’ defenses, and in light of the benefits of the Settlement as well as to avoid the potentially protracted time, expense, and uncertainty associated with continued litigation, including potential trial(s) and appeal(s), Settling Shareholders and Settling Shareholders’ Counsel have concluded that it is desirable that the Derivative Matters be fully and finally settled in the manner and upon the terms and conditions set forth in this Stipulation. Settling Shareholders and Settling Shareholders’ Counsel recognize the significant risk, expense, and length of continued proceedings necessary to prosecute the Derivative Matters against Defendants through trial(s) and through possible appeal(s). Settling Shareholders’ Counsel have also taken into account the uncertain outcome and the risk of any litigation, especially complex litigation such as would be entailed by the Derivative Matters, the difficulties and delays inherent in such litigation, the cost to NEE—on behalf of which Settling Shareholders filed the Derivative Actions and/or served the Demands—and distraction to management of NEE that would result from extended litigation. Based on Settling Shareholders’ Counsel’s thorough review and analysis of the relevant facts, allegations, defenses, and controlling legal principles, Settling Shareholders’ Counsel believe that the Settlement is fair, reasonable, and adequate, and is in the best interests of and confers substantial benefits upon NEE and its shareholders.
VII.    SETTLEMENT HEARING
On ________, 2026, at __:__ _.m., the Court will hold the Settlement Hearing at the Circuit Court of the 15th Judicial Circuit in and for Palm Beach County, Florida, Judge Daniel T. K. Hurley
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Courthouse, 205 N. Dixie Hwy., West Palm Beach, Florida 33401. At the Settlement Hearing, the Court will consider whether the terms of the Settlement are fair, reasonable, and adequate, and thus should be approved, whether the separately negotiated Fee and Expense Amount should be approved, whether the service awards for the Settling Shareholders, which shall be paid solely from the Fee and Expense Amount, should be approved, and whether the Davidson Action and the Released Claims should be dismissed with prejudice pursuant to the Stipulation.
Pending the Effective Date, none of the Settling Shareholders shall: (i) prosecute or pursue the Derivative Matters, or (ii) file, prosecute, or pursue any other actions, proceedings, or demands relating to the Derivative Matters or the Settlement.
VIII.    RIGHT TO ATTEND SETTLEMENT HEARING
Any Current NEE Shareholder may, but is not required to, appear in person at the Settlement Hearing. If you want to be heard at the Settlement Hearing, then you must first comply with the procedures for objecting, which are set forth below. The Court has the right to change the hearing date or time without further notice. Thus, if you are planning to attend the Settlement Hearing, you should confirm the date and time before going to the Court. Current NEE Shareholders who have no objection to the Settlement do not need to appear at the Settlement Hearing or take any other action.
IX.    RIGHT TO OBJECT TO THE PROPOSED DERIVATIVE SETTLEMENT AND PROCEDURES FOR DOING SO
Any Current NEE Shareholder may appear and show cause, if he, she, or it has any reason why the Settlement should not be approved as fair, reasonable, and adequate, or why a judgment should not be entered thereon, or why the separately negotiated attorneys’ fees and expenses should not be approved. You must object in writing, and you may request to be heard at the Settlement Hearing. If you choose to object, then you must follow these procedures.
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A.    You Must Make Detailed Objections in Writing
Any objections must be presented in writing and must contain the following information:
1.    Your name, legal address, and telephone number;
2.    The case name and number (Davidson, et al. v. Silagy, et al., Case No. 50-2023-CA-012434-XXXX-MB);
3.    Proof of being a NEE shareholder as of the Record Date, June 11, 2026;
4.    The date(s) you acquired your NEE shares;
5.    A statement of each objection being made;
6.    Notice of whether you intend to appear at the Settlement Hearing. You are not required to appear; and
7.    Copies of any papers you intend to submit to the Court, along with the names of any witness(es) you intend to call to testify at the Settlement Hearing and the subject(s) of their testimony.
The Court may not consider any objection that does not substantially comply with these requirements.
B.    You Must Timely Deliver Written Objections to the Court
All written objections and supporting papers must be submitted to the Court either by mailing them to:
Clerk of the Court
CIRCUIT COURT OF THE 15TH JUDICIAL CIRCUIT
IN AND FOR PALM BEACH COUNTY
Judge Daniel T. K. Hurley Courthouse
205 N. Dixie Hwy.
West Palm Beach, Florida 33401

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OR by filing them in person at any location of the Circuit Court of the 15th Judicial Circuit in and for Palm Beach County.
YOUR WRITTEN OBJECTIONS MUST BE POSTMARKED OR ON FILE WITH THE CLERK FOR THE COURT NO LATER THAN __________, 2026.
Unless the Court orders otherwise, your objection will not be considered unless it is timely filed with the Court.
Your written objection must also be mailed to:
Counsel for Plaintiffs in the Davidson Action:

Stephen J. Oddo, Esq.
Robbins LLP
5060 Shoreham Place, Suite 300
San Diego, CA 92122

Defendants’ Counsel:

Daniel J. Kramer
Audra J. Soloway
Joshua J. Hill
Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of The Americas
New York, NY 10019
Matthew D. Stachel
Paul, Weiss, Rifkind, Wharton & Garrison LLP
1313 N. Market Street, Suite 806
Wilmington, Delaware 19801
Any Person or entity who fails to object or otherwise request to be heard in the manner prescribed above will be deemed to have waived the right to object to any aspect of the Settlement as incorporated in the Stipulation or otherwise request to be heard (including the right to appeal) and will be forever barred from raising such objection or request to be heard in this or any other action or
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proceeding, and, unless otherwise ordered by the Court, shall be bound by the Judgment to be entered and the releases to be given.

X.    HOW TO OBTAIN ADDITIONAL INFORMATION
This Notice summarizes the Stipulation. It is not a complete statement of the events of the Derivative Matters or the Settlement contained in the Stipulation.
You may inspect the Stipulation and other papers in the Davidson Action at the Clerk’s office at any time during regular business hours of each business day. The Clerk’s office is located at the Circuit Court for the 15th Judicial Circuit in and for Palm Beach County, Florida, Judge Daniel T. K. Hurley Courthouse, 205 N. Dixie Hwy., West Palm Beach, Florida 33401. However, you must appear in person to inspect these documents. The Clerk’s office will not mail copies to you. You may also view and download the Stipulation at https://____________.
If you have any questions about matters in this Notice, you may contact counsel for plaintiffs in the Davidson Action: Robbins LLP, Stephen J. Oddo, telephone: (619) 525-3990.
PLEASE DO NOT CALL, WRITE, OR OTHERWISE DIRECT QUESTIONS TO EITHER THE COURT OR THE CLERK’S OFFICE.

DATED:

BY ORDER OF THE COURT
CIRCUIT COURT OF THE 15TH JUDICIAL
CIRCUIT IN AND FOR PALM BEACH
COUNTY, FLORIDA

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IN THE CIRCUIT COURT OF THE 15TH JUDICIAL CIRCUIT
IN AND FOR PALM BEACH COUNTY, FLORIDA

DONEL DAVIDSON and KEITH CHIN, Derivatively on Behalf of NEXTERA ENERGY, INC.,

Plaintiffs,
v.

ERIC E. SILAGY, JAMES L. ROBO, SHERRY S. BARAT, JAMES L. CAMAREN, KENNETH B. DUNN, KIRK S. HACHIGIAN, NAREN K. GURSAHANEY, AMY B. LANE, DARRYL L. WILSON, DAVID L. PORGES, RUDY E. SCHUPP, JOHN L. SKOLDS, and LYNN M. UTTER,

Defendants,
-and-

NEXTERA ENERGY, INC., a Florida corporation,

Nominal Defendant.
) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) )	Case No. 50-2023-CA-012434-XXXX-MB EXHIBIT B-2

SUMMARY NOTICE OF PENDENCY
AND PROPOSED SETTLEMENT OF DERIVATIVE ACTIONS

TO:    ALL RECORD HOLDERS AND BENEFICIAL OWNERS OF THE COMMON STOCK OF NEXTERA ENERGY, INC. (“NEE” OR THE “COMPANY”) AS OF JUNE 11, 2026 (THE “RECORD DATE”).
THIS NOTICE RELATES TO THE PENDENCY AND PROPOSED SETTLEMENT OF SHAREHOLDER DERIVATIVE LITIGATION. PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. IF YOU ARE A NEE SHAREHOLDER, THIS NOTICE CONTAINS IMPORTANT INFORMATION ABOUT YOUR RIGHTS.
THIS IS NOT A “CLASS ACTION.” THUS, THERE IS NO COMMON FUND UPON WHICH YOU CAN MAKE A CLAIM FOR MONETARY PAYMENT. IF YOU DO NOT OBJECT TO THE TERMS OF THE PROPOSED SETTLEMENT OR THE AMOUNT OF ATTORNEYS’ FEES AND EXPENSES DESCRIBED IN THIS NOTICE, YOU ARE NOT OBLIGATED TO TAKE ANY ACTION.

PLEASE TAKE NOTICE that the above-captioned shareholder derivative action, as well as several related Derivative Matters, are being settled on the terms set forth in a Stipulation and Agreement of Settlement (the “Stipulation” or “Settlement”).1
Under the terms of the Stipulation, as part of the proposed Settlement: (i) the Individual Defendants shall have their D&O insurance carriers pay the amount of $15.5 million to NEE; and (ii) NEE shall adopt, implement, or maintain the Governance Reforms set forth in Exhibit A to the Stipulation for a period of no less than four (4) years.
The Company acknowledges and agrees that Settling Shareholders' respective demands, litigation, and settlement efforts in the Derivative Matters are the cause of the Settlement, and that the Settlement is fair, reasonable, and in the best interests of the Company and its shareholders.
In light of the substantial benefits produced for NEE by the Settling Shareholders and Settling Shareholders’ Counsel, NEE has agreed, subject to approval of the Court, Settling Shareholders' Counsel shall receive an all-in fee and expense award in the total amount of $5.75 million (the “Fee and Expense Amount”). Settling Shareholders may seek a service award not to exceed $5,000 for each such Settling Shareholder as part of the Fee and Expense Amount. If approved by the Court, each such service award shall be paid solely out of the Fee and Expense Amount.
On ___________, 2026, at __:___ a.m., a hearing (the “Settlement Hearing”) will be held at the Circuit Court of the 15th Judicial Circuit in and for Palm Beach County, Florida, Judge Daniel T. K. Hurley Courthouse, 205 N. Dixie Hwy., West Palm Beach, Florida 33401, before the Honorable Carolyn Bell to determine whether the terms of the proposed Settlement, including the separately negotiated attorneys’ fees and expenses for Settling Shareholders’ Counsel and the service awards for Settling Shareholders, should be approved as fair, reasonable, and adequate.
1 This notice should be read in conjunction with, and is qualified in its entirety by reference to, the text of the Stipulation, which has been filed with the Circuit Court of the 15th Judicial Circuit in and for Palm Beach County, Florida. A link to the Stipulation may be found on the website at ____________________. All capitalized terms herein have the same meanings as set forth in the Stipulation.
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Any Current NEE Shareholder that objects to the Settlement shall have a right to appear and to be heard at the Settlement Hearing, provided that he, she, or it was a shareholder of record or beneficial owner as of ___________, 2026. Any Current NEE Shareholder who satisfies this requirement may enter an appearance through counsel of such Current NEE Shareholder’s own choosing and at such Current NEE Shareholder’s own expense, or may appear on their own. However, no shareholder of NEE shall be heard at the Settlement Hearing unless, no later than ___________, 2026, such Current NEE Shareholder has filed with the Court and counsel for the parties, a written notice of objection containing the following information: (i) your name, legal address, and telephone number; (ii) the case name and number (Davidson, et al., v. Silagy, et al., Case No. 50-2023-CA-012434-XXXX-MB); (iii) proof of being a NEE shareholder as of the Record Date, June 11, 2026; (iv) the date(s) you acquired your NEE shares; (v) a statement of each objection being made; (vi) notice of whether you intend to appear at the Settlement Hearing. You are not required to appear; and (vii) copies of any papers you intend to submit, along with the names of any witness(es) you intend to call to testify at the Settlement Hearing and the subject(s) of their testimony.
If you wish to object to the proposed Settlement, you must file the written objection described above with the Court on or before ______, 2026. All written objections and supporting papers must be filed with the Clerk of the Court, Circuit Court of the 15th Judicial Circuit in and for Palm Beach County, Judge Daniel T. K. Hurley Courthouse, 205 N. Dixie Hwy., West Palm Beach, Florida, 33401 and served upon each of the following Settling Parties' counsel:

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Counsel for Plaintiffs in the Davidson Action: Stephen J. Oddo, Esq. Robbins LLP 5060 Shoreham Place, Suite 300 San Diego, CA 92122
Counsel for Defendants:

Daniel J. Kramer
Audra J. Soloway
Joshua J. Hill
Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of The Americas
New York, NY 10019
Matthew D. Stachel
Paul, Weiss, Rifkind, Wharton & Garrison LLP
1313 N. Market Street, Suite 806
Wilmington, DE 19801

Only shareholders who have filed and delivered valid and timely written notices of objection will be entitled to be heard at the Settlement Hearing unless the Court orders otherwise. Any NEE shareholder who does not make his, her, or its objection in the manner provided herein shall be deemed to have waived such objection and shall be forever foreclosed from making any objection to the fairness, reasonableness, or adequacy of the Settlement as incorporated in the Stipulation, and/or to the separately negotiated attorneys’ fees and expenses to Settling Shareholders’ Counsel, and/or to the service awards for the Settling Shareholders, unless otherwise ordered by the Court, but shall otherwise be bound by the Judgment to be entered and the releases to be given.
If you have any questions about matters in this Notice, you may contact counsel for plaintiffs in the Davidson Action: Robbins LLP, Stephen J. Oddo, telephone: (619) 525-3990.
PLEASE DO NOT CONTACT THE COURT REGARDING THIS NOTICE.

DATED:

BY ORDER OF THE COURT
CIRCUIT COURT OF THE 11TH JUDICIAL
CIRCUIT IN AND FOR PALM BEACH
COUNTY, FLORIDA
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IN THE CIRCUIT COURT OF THE 15TH JUDICIAL CIRCUIT
IN AND FOR PALM BEACH COUNTY, FLORIDA

DONEL DAVIDSON and KEITH CHIN, Derivatively on Behalf of NEXTERA ENERGY, INC.,

Plaintiffs,
v.

ERIC E. SILAGY, JAMES L. ROBO, SHERRY S. BARAT, JAMES L. CAMAREN, KENNETH B. DUNN, KIRK S. HACHIGIAN, NAREN K. GURSAHANEY, AMY B. LANE, DARRYL L. WILSON, DAVID L. PORGES, RUDY E. SCHUPP, JOHN L. SKOLDS, and LYNN M. UTTER,

Defendants,
-and-

NEXTERA ENERGY, INC., a Florida corporation,

Nominal Defendant.
) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) )	Case No. 50-2023-CA-012434-XXXX-MB EXHIBIT C

[PROPOSED] APPROVAL ORDER
This matter came before the Court for hearing on _____, 2026, pursuant to the Order of this Court, dated _____, 2026 (the “Notice and Scheduling Order”), on the Settling Shareholders’ motion for approval of the settlement (the “Settlement”) set forth in the Revised Stipulation and Agreement of Settlement (the “Stipulation”). Due and adequate notice having been given of the Settlement as required in said Notice and Scheduling Order, and the Court having considered all papers filed and proceedings had herein, and otherwise being fully informed in the premises and good cause appearing therefor, IT IS HEREBY ORDERED, ADJUDGED, AND DECREED that:
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1.    This Approval Order incorporates by reference the definitions in the Stipulation, and all capitalized terms used herein shall have the same meanings as set forth in the Stipulation (in addition to those capitalized terms defined therein).
2.    This Court has jurisdiction over the subject matter of this action, including all matters necessary to effectuate the Settlement, and over all Settling Parties.
3.    Pursuant to, and in accordance with, Fla. Stat. § 607.0745, the Court finds that the Settlement is, in all respects, fair, reasonable, and adequate.
4.    The Court finds that the notice provided to Current NEE Shareholders of these proceedings and of the matters set forth therein, including the Settlement set forth in the Stipulation, fully satisfied the requirements of Fla. Stat. § 607.0745(2) , due process, and all other applicable laws and rules.
5.    The Davidson Action and all claims contained therein, as well as all of the Released Claims, are dismissed with prejudice. Each of the Settling Parties shall bear his, her, or its own costs, expenses, and attorneys’ fees, except as otherwise provided in the Stipulation.
6.    The Court hereby approves the Stipulation and Settlement in all respects.
7.    The Releases set forth in Paragraph 5 of the Stipulation, together with the definitions contained in Section I of the Stipulation relating thereto, are expressly incorporated herein in all respects. The Releases set forth in Paragraph 5 are effective as of the Effective Date. Accordingly, this Court orders that:
(a)    Upon the Effective Date, NEE acting directly, Settling Shareholders acting derivatively on behalf of NEE, and any other NEE Shareholder acting derivatively on behalf of NEE, shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, discharged, and dismissed with prejudice, the Released
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Shareholder Claims (including Unknown Claims) against the Released Defendant Persons and shall be forever barred and enjoined from asserting, commencing, instituting, or prosecuting or continuing to prosecute any of the Released Shareholder Claims against any Released Defendant Person.
(b)    Upon the Effective Date, each of the Individual Defendants and NEE shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, discharged, and dismissed with prejudice, the Released Defendant Claims (including Unknown Claims) against the Released Shareholder Persons, and shall be forever barred and enjoined from asserting any Released Defendant Claims against any Released Shareholder Person.
(c)    Notwithstanding anything else in this Section or anything else in this Stipulation, nothing in this Stipulation shall impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation.
8.    The Court hereby approves the sum of $___________________ for the payment of Settling Shareholders’ Counsel’s attorneys’ fees and expenses in the Derivative Matters (“Fee and Expense Amount”) and finds that the Fee and Expense Amount is fair and reasonable. No other fees, costs, or expenses may be awarded to Settling Shareholders’ Counsel in connection with the Settlement. The Fee and Expense Amount shall be distributed in accordance with the terms of the Stipulation.
9.    The Court also hereby approves the service awards of $_________ for each of the Settling Shareholders to be paid solely out of the Fee and Expense Amount in recognition of Settling Shareholders’ participation and effort in connection with the Derivative Matters.
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10.    Neither the Settlement, the Stipulation (including any exhibits attached thereto), nor any act performed or document executed pursuant to, or in furtherance of, the Stipulation or the Settlement: (a) is, may be deemed to be, or may be offered, attempted to be offered, or used in any way as a concession, admission, or evidence of the validity of any Released Shareholder Claims, or of any fault, wrongdoing, or liability of the Releasing Defendants’ Persons or NEE; (b) is, may be deemed to be, or may be used as a presumption, admission, or evidence of, any liability, fault, or omission of any of the Releasing Defendants’ Persons in any civil, criminal, administrative, or other proceeding in any court of law or equity, arbitration tribunal, administrative forum, or other forum; or (c) is, may be deemed to be, or may be offered, attempted to be offered, or used in any way as a concession, admission, or evidence against Settling Shareholders that any of their claims lack merit, or that any defenses asserted by the Individual Defendants lack merit. Nothing in this paragraph, however, shall prevent the Released Persons from filing the Stipulation and/or the Judgment in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, full faith and credit, release, standing, good-faith settlement, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim, and any of the Settling Parties may file the Stipulation and documents executed pursuant and in furtherance thereto in any action to enforce the Settlement.
11.    Without affecting the finality of this Approval Order and the Judgment in any way, this Court hereby retains jurisdiction over the Davidson Action and the Settling Parties to the Stipulation to enter any further orders as may be necessary to effectuate, implement, and enforce the Stipulation and the Settlement provided for therein and the provisions of this Approval Order.
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12.    In the event that the Settlement is terminated as provided in the Stipulation or the Effective Date does not occur, this Approval Order and the Judgment shall be vacated, and all orders entered, and releases delivered, in connection with the Stipulation, this Approval Order, and the Judgment shall be null and void, except as otherwise provided for in the Stipulation, and the Settling Parties, all Parties, and Released Persons shall be restored to their respective positions prior to May 8, 2026 (i.e., the date the Settling Parties reached an agreement in principle on the material terms and conditions of the Settlement).
13.    This Court hereby approves the Stipulation in all respects, and orders the Settling Parties to perform its terms to the extent the Settling Parties have not already done so.
14.    This Approval Order and the Judgment constitute a final and appealable resolution in the Davidson Action as to all claims, and the Court directs immediate entry of the Judgment forthwith by the Clerk dismissing the Davidson Action with prejudice.
IT IS SO ORDERED.

Dated: ______, 2026	_____________________________ Hon. Carolyn Bell Circuit Court Judge

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